Exhibit 10.1
PURCHASE AND SALE AGREEMENT
AMONG
250 WILLIAMS STREET LLC,
A GEORGIA LIMITED LIABILITY COMPANY,
AS SELLER
AND
CARTER VALIDUS PROPERTIES II, LLC,
a Delaware limited liability company,
AS PURCHASER

As of April 19, 2017

250 Williams Street, Atlanta, Georgia

PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this “Agreement”), made and entered into this 19th day of April, 2017 (the “Effective Date”), by and among 250 Williams Street LLC, a Georgia limited liability company (“Seller”), and Carter Validus Properties II, LLC, a Delaware (“Purchaser”).
W I T N E S E T H:
WHEREAS, Seller desires to sell its interest in certain improved real property located at 250 Williams Street, Atlanta, Georgia, together with certain related personal and intangible property, and Purchaser desires to purchase all of such real, personal and intangible property; and
WHEREAS, the parties hereto desire to provide for said sale and purchase on the terms and conditions set forth in this Agreement;
NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby covenant and agree as follows:
ARTICLE I

PURCHASE AND SALE
1.1    Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase from Seller Seller’s right, title and interest in and to the following:
(a)    (i) Seller’s fee simple title in and to those certain parcels of land situated in Atlanta, Georgia, more particularly described on Exhibit A-1 attached hereto and made a part hereof (the “Fee Property”), and (ii) Seller’s leasehold estate in and to those certain parcels of land situated in Atlanta, Georgia, more particularly described on Exhibit A-2 attached hereto and made a part hereof (the “Leasehold Estate”), and (iii) all of Seller’s right, title and interest appurtenant to such land, including, without limitation, all of Seller’s right, title and interest, if any, in and to (A) all minerals, oil, gas, and other hydrocarbon substances thereon or thereunder, (B) all adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed pertaining thereto, (C) all easements, privileges, development rights, and hereditaments pertaining thereto, whether or not of record, and (D) all access, air, water, riparian, development, utility, and solar rights pertaining thereto (the property described in this clause (a) of this Section 1.1 being herein referred to collectively as the “Land”);
(b)    the buildings, fixtures, garages and all other improvements and structures constructed on the Land, excluding fixtures owned by tenants occupying the Improvements according to the provisions of any applicable Tenant Lease (the property described in this clause (b) of this Section 1.1 being herein referred to collectively as the “Improvements;” the Land and the Improvements are hereinafter sometimes collectively referred to as the “Real Property”);
(c)    all of Seller’s right, title and interest in and to that certain Lease Agreement, as evidenced by that certain Memorandum of Lease by and between Mrs. Ruth S. Barrett and Sunshine Parking, Inc., dated September 5, 1968, and recorded in Deed Book 9284, Page 312, Fulton County, Georgia records, as amended and assigned, and as more particularly described in Exhibit J-1, attached hereto and made a part hereof (collectively, and as assigned, the “Ground Lease Documents”);
(d)    any and all tangible personal property located upon the Land or within the Improvements, including, without limitation, any and all appliances, furniture, art work, planters, canopies, carpeting, draperies and curtains, tools and supplies, inventories, equipment and other items of personal property owned by Seller (excluding cash and software) located on and used exclusively in connection with the operation of the Land and the Improvements (except for any such items owned by tenants occupying the Improvements according to the provisions of any applicable Tenant Lease and except for any such items located in the property manager’s office used by employees of Seller other than in connection with an affiliate of Seller’s role as property manager), (the property described in this clause (d) of this Section 1.1 being herein referred to collectively as the “Personal Property”);
(e)    all of Seller’s right, title and interest in and to the leases, licenses and occupancy agreements covering all or any portion of the Land and Improvements, to the extent they are in effect on the Closing Date (as such term is defined in Section 4.1 hereof) (collectively, the “Tenant Leases”), together with all rents and other sums due thereunder from and after the Closing Date (collectively, the “Post-Closing Rents”) and any and all security deposits relating to the Tenant Leases that have not previously been applied in strict accordance with the respective Tenant Leases prior to the Closing Date (collectively, the “Security Deposits”) and any and all letters of credit relating to the Tenant Leases held as of the Closing Date (collectively, the “Letters of Credit”) (the property described in this clause (e) of this Section 1.1 being sometimes herein referred to collectively as the “Tenant Lease Rights”); and
(f)    all of Seller’s right, title and interest in and to (i) subject to Section 5.9 below, all assignable contracts and agreements (collectively, the “Operating Agreements”) listed and described as of the Effective Date on Exhibit C-1 attached hereto and made a part hereof (the “Operating Agreements Schedule”), relating to the upkeep, repair, maintenance or operation of the Land, Improvements or Personal Property which shall extend beyond the Closing Date (as defined in Section 4.1 hereof), including specifically, without limitation, all assignable equipment leases, (ii) all assignable existing warranties and guaranties, permits, licenses, certificates of occupancy and governmental approvals issued to Seller in connection with the Improvements or the Personal Property, and (iii) tradenames, trademarks, logos, and service marks used exclusively in connection with the Real Property

(including, but not limited to, “250 Williams”) and the domain name for any website used exclusively in connection with the Real Property, and any goodwill related to the Real Property, specifically excluding, however, (A) any rights to or goodwill related to the name “Cousins” or any derivative or form of such name or to any mark associated with such name or any derivative or form thereof; and (B) any software licensed to Seller (including software installed on Seller’s computers) (the property described in this clause (f) of this Section 1.1 being sometimes herein referred to collectively as the “Intangibles”).
1.2    Property Defined. The Land, the Improvements, the Personal Property, the Ground Lease Documents, the Tenant Lease Rights, and the Intangibles are hereinafter sometimes referred to collectively as the “Property.”
1.3    Permitted Exceptions. The Property shall be conveyed subject to the matters which are, or are deemed to be, Permitted Exceptions pursuant to Article II (herein referred to collectively as the “Permitted Exceptions”).
1.4    Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of ONE HUNDRED SIXTY SIX MILLION AND NO/100 DOLLARS ($166,000,000) (the “Purchase Price”).
1.5    Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Purchaser prior to the Closing (“Seller’s Account”) with all proceeds due to Seller at Closing to be received in Seller’s Account no later than 5:00 P.M. (local time at the Property) on the Closing Date (as defined in Section 4.1 hereof); provided, however, if proceeds due to Seller at Closing are received in Seller’s Account later than 3:00 P.M. (local time at the Property) on the Closing Date and Seller’s payoff lender charges Seller an additional day’s per diem interest, Purchaser shall be responsible to pay for such day’s per diem interest charge.
1.6    Earnest Money. On or before 5:00 P.M. local time at the Property on the date that is two (2) business days after the Effective Date, Purchaser shall deposit with First American Title Insurance Company (the “Escrow Agent”), having its office at 3031 North Rocky Point Drive West, Suite 550, Tampa, Florida 33607, Attn: Kenneth Rossburg, the sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000) (the “Earnest Money”) in good funds, by certified bank or cashier’s check or by federal wire transfer. ONE MILLION AND NO/100 DOLLARS ($1,000,000) (the “Inspection Period Non-Refundable Portion”) of the Earnest Money shall be non-refundable immediately upon deposit, except in the case of a Refundable Condition, described in Section 3.2, or as otherwise set forth in this Agreement. The remaining FOUR MILLION AND NO/100 DOLLARS ($4,000,000) (the “Inspection Period Refundable Portion”) of the Earnest Money shall be refundable during the Inspection Period as set forth in Section 3.2. The entire amount of the Earnest Money (including the Inspection Period Non-Refundable Portion and the Inspection Period Refundable Portion) shall be non-refundable upon the expiration of the Inspection Period, except as otherwise set forth in this Agreement. The Escrow Agent shall hold the Earnest Money in an interest-bearing account in accordance with the terms and conditions of an escrow agreement entered into among Seller, Purchaser and Escrow Agent simultaneously with Purchaser’s deposit of the Earnest Money with Escrow Agent. All interest accruing on such sum shall become a part of the Earnest Money and shall be distributed as Earnest Money in accordance with the terms of this Agreement.
1.7    Independent Consideration. In addition to, and not in lieu of the delivery to Escrow Agent of the Earnest Money, Purchaser shall deliver to Seller, concurrently with Purchaser’s execution and delivery of this Agreement, and Seller hereby acknowledges receipt thereof, the amount of One Hundred and No/100 Dollars ($100.00). Seller and Purchaser hereby mutually acknowledge and agree said sum represents adequate bargained for consideration for Seller’s execution and delivery of this Agreement and Purchaser’s right to have inspected the Property pursuant to Article III hereof. Said sum is in addition to and independent of any other consideration or payment provided for in this Agreement and is nonrefundable in all events.
ARTICLE II

TITLE AND SURVEY
2.1    Title Examination; Commitment for Title Insurance. Seller has provided to Purchaser Owner’s Title Insurance Commitment Number NCS-816033-ATL dated February 2, 2017 (the “Title Commitment”) covering the Property from First American Title Insurance Company (the “Title Company”), showing all matters affecting title to the Property and binding the Title Company to issue at Closing an Owner’s Policy of Title Insurance in the full amount of the Purchase Price pursuant to Section 2.4 hereof.
2.2    Survey. Seller has provided to Purchaser an ALTA survey of the Property (the “Survey”) from Watts & Browning Engineers, Inc. (the “Surveyor”) dated April 3, 2017, reflecting the total area of the Property, the location of all Improvements, recorded easements and encroachments, if any, located thereon and all building and set back lines and other matters of record with respect thereto. Purchaser may obtain any revisions or certifications to the Survey at Purchaser’s sole cost and expense.
2.3    Title Objections; Cure of Title Objections. Purchaser shall have until the later to occur of (i) five (5) business days after receipt of both the Title Commitment and the Survey and (ii) the expiration of the Inspection Period (the “Initial Title Objection Period”) to notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or the Survey. Any item contained in the Title Commitment or any matter shown on the Survey to which Purchaser does not object to prior to the expiration of the Initial Title Objection Period shall be deemed a Permitted Exception. If Purchaser shall notify Seller of objections to title or to matters shown on the Survey to prior to the expiration of the Initial Title Objection Period, Seller shall have the right, but not the obligation (except as to Monetary Objections (as defined below), to cure such objections. Within five (5) business days after receipt of Purchaser’s notice of objections, Seller shall notify Purchaser in writing whether Seller elects to attempt to cure such objections; provided, however, that if Seller fails to give Purchaser such written notice of its election within five (5) business days after receipt of Purchaser’s notice of objections, Seller shall be deemed to have elected not to cure any of Purchaser’s objections and to have so notified Purchaser pursuant to this Section 2.3. If Seller elects to attempt to cure any such matters, and provided that Purchaser shall not have terminated this Agreement in accordance with Section 3.2 hereof, the original scheduled Closing Date shall be automatically extended by a reasonable additional time to effect such cure, but in no event shall the extension exceed thirty (30) days after the original scheduled Closing Date. If Seller elects (or is deemed to have elected) not to cure one or more of the objections specified in Purchaser’s notice (other than Monetary Objections), or if Seller is unable to effect such a cure prior to the Closing (or any date to which the Closing has been adjourned), Purchaser shall have the following options: (a) to accept a conveyance of the Property subject to the Permitted Exceptions, specifically including any matter objected to by Purchaser which Seller is unwilling or unable to cure (other than Monetary Objections), and without reduction of the Purchase Price; or (b) to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement shall terminate and the Earnest Money shall be returned to Purchaser, and thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth herein expressly survives termination of this Agreement. If Seller notifies (or is deemed to have notified) Purchaser that Seller does not intend to attempt to cure any title objection (other than Monetary Objections), or if, having commenced attempts to cure any objection, Seller later notifies Purchaser that Seller shall be unable to effect a cure thereof (other than Monetary Objections), Purchaser shall, within five (5) business days after such notice has been given (or the date such notice is deemed to have been given), notify Seller in writing whether Purchaser shall elect to accept the conveyance under clause (a) or to terminate this Agreement under clause (b); provided, however, that if Purchaser fails to give Seller such written notice of its election within five (5) business days after receipt of Seller’s notice (or the date such notice is deemed to have been given) giving rise to such election, Purchaser shall be deemed to have elected to accept the conveyance under clause (a) and to have so notified Purchaser pursuant to this Section 2.3. For purposes of this Agreement, “Monetary Objections” shall mean (v) any deed of trust or similar security instrument entered into by Seller encumbering all or any part of the Property, (w) any undisputed mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Purchaser or any of its agents, contractors, representatives or employees or any tenant of the Property), (x) the lien of ad valorem real or personal property taxes, assessments and governmental charges affecting all or any portion of the Property which are delinquent, and (y) any judgment of record against Seller in the county or other applicable jurisdiction in which the Property is located.
2.4    Conveyance of Title. At Closing, Seller shall convey and transfer to Purchaser fee simple title to the Fee Property and its leasehold interest in and to the Leasehold Estate, in each case subject to the Permitted Exceptions, and Seller shall cause the Title Company to issue to Purchaser an extended coverage Owner’s Policy of Title Insurance (the “Title Policy”), covering the Property, in the full amount of the Purchase Price. Notwithstanding anything contained herein to the contrary, the Property shall be conveyed subject to the following matters, which shall be deemed to be Permitted Exceptions:
(a)    the rights of tenants, as tenants only, under the Tenant Leases and any new Tenant Leases entered into between the Effective Date and Closing and, where required, approved by Purchaser in accordance with the terms of this Agreement;

(b)    the lien of all ad valorem real estate taxes and assessments not yet due and payable as of the Closing Date, subject to adjustment as herein provided;
(c)    local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property; and
(d)    items shown on the Title Commitment or Survey (including any updates thereto) and, in each case, not objected to by Purchaser or waived or deemed waived by Purchaser in accordance with this Article II.
2.5    Pre-Closing “Gap” Title Defects. Whether or not Purchaser shall have furnished to Seller any notice of title objections pursuant to the foregoing provisions of this Agreement, Purchaser may, at or prior to Closing, notify Seller in writing of any objections to title (which for the avoidance of doubt, may include any new exceptions, new requirements, modifications to any existing exceptions, modification to any requirements or any other new matter) (i) first raised by the Title Company or first arising between the effective date of the Title Commitment and the Closing Date, or (ii) first raised by the Surveyor or first arising between the effective date of the Survey and the Closing Date (each being an “Additional Objection”); provided, however, that any Additional Objections delivered by Purchaser pursuant to this Section 2.5 shall be deemed to be a Permitted Exception unless notice of such Additional Objections is delivered to Seller no later than the earlier of (i) the Closing Date or (ii) the fifth (5th) business day following the date on which such objection is first disclosed to Purchaser in writing on any update to the Title Commitment or the Survey. With respect to any such Additional Objections, Seller shall have the same option to cure and Purchaser shall have the same options to accept title subject to such Additional Objections or to terminate this Agreement as applicable pursuant to Section 2.3 hereof to any notice of objections made by Purchaser before the expiration of the Initial Title Objection Period. If Seller elects to attempt to cure any such Additional Objections, the original scheduled Closing Date shall be automatically extended by a reasonable additional time to effect such cure, but in no event shall the extension exceed thirty (30) days after the original scheduled Closing Date set forth in Section 4.1 hereof.
ARTICLE III

DELIVERIES & INSPECTION
3.1    Right of Inspection; Access Agreement.
(a)    Purchaser acknowledges that Seller has delivered or made available to Purchaser in an electronic data room certain information related to the Property, reflected in the index of such data room as of the Effective Date, and such materials shall be deemed the “Deliveries” for all purposes hereunder.
(b)    Purchaser hereby acknowledges that during the period beginning upon April 11, 2017 and ending at 5:00 p.m. (local time at the Property) on May 8, 2017 (hereinafter referred to as the “Inspection Period”), Purchaser has had and shall have the right pursuant to that certain Access Agreement between Seller and Purchaser, dated as of April 13, 2017 to make a physical inspection of the Property and to examine at such place or places at the Property, in the offices of the property manager or elsewhere as the same may be located, any operating files maintained by Seller or their property manager in connection with the leasing, maintenance, and/or management of the Property, including, without limitation, the Tenant Leases, lease files, Operating Agreements, insurance policies, bills, invoices, receipts and other general records relating to the income and expenses of the Property (including budgets, accounting and tax records), correspondence, surveys, plans and specifications, warranties for services and materials provided to the Property, engineering reports, environmental audits and similar materials, but excluding materials not directly related to the leasing, maintenance and/or management of the Property such as Seller’s internal memoranda, financial projections, appraisals and similar proprietary, confidential or privileged information, and to interview tenants of the Improvements, and service providers under the Operating Agreements, and to conduct such non-invasive physical engineering and other studies and tests on or of the Real Property as Purchaser deemed appropriate. In no event shall Purchaser be permitted to conduct any invasive physical studies or tests without Seller’s prior written consent, which may be granted or withheld in Seller’s sole and absolute discretion.
3.2    Right of Termination. Seller agrees that if Purchaser determines (such determination to be made in Purchaser’s sole discretion) that the Property is not suitable for its purposes, Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller prior to the expiration of the Inspection Period. If Purchaser’s termination is based on the occurrence of a Refundable Condition, the termination notice shall include a description of any Refundable Condition, along with reasonable back-up documentation to evidence such Refundable Condition. If Purchaser gives notice of termination within the Inspection Period, this Agreement shall terminate and the Inspection Period Refundable Earnest Money shall be returned to Purchaser and the Inspection Period Non-Refundable Portion shall be retained by Seller, unless the notice of termination is based on the occurrence of a Refundable Condition, in which case the entire amount of the Earnest Money (including the Inspection Period Non-Refundable Portion) shall be returned to Purchaser. A Refundable Condition has occurred if: (i) an updated Title Commitment or Survey reveals liens or encumbrances on the Property not evidenced in the Title Commitment and Survey delivered pursuant to Section 2.1 and Section 2.2, and Seller does not elect to cure such lien or encumbrance prior to Closing, (ii) an updated zoning report reveals a material issue not included in the zoning report provided with the Deliveries, and Seller does not elect to cure such material issue, (iii) an updated Phase One environmental report reveals a material environmental issue not included in the Phase One environmental reports provided with the Deliveries, (iv) a property condition report includes recommendations to address within the first five (5) years following the Closing existing or deferred maintenance items with an estimated cost to repair or replace in excess of NINE MILLION FOUR HUNDRED SIXTY-SIX THOUSAND SIX HUNDRED DOLLARS AND 00/HUNDREDS ($9,466,600) and/or (v) Seller is in default of this Agreement beyond any applicable cure period. Time is of the essence with respect to the provisions of this Section 3.2. If Purchaser fails to give Seller a notice of termination prior to the expiration of the Inspection Period, Purchaser shall no longer have any right to terminate this Agreement under this Section 3.2 and (subject to the provisions of Section 2.5, the satisfaction of each of the conditions precedent to

Purchaser’s obligation to proceed with Closing, and such other express terms and provisions of this Agreement) shall be bound to proceed to Closing and consummate the transaction contemplated hereby pursuant to the terms of this Agreement. PURCHASER ACKNOWLEDGES THAT PURCHASER’S RIGHT OF TERMINATION UNDER THIS SECTION 3.2 RELATES TO THE ENTIRE PROPERTY AND PURCHASER MAY NOT TERMINATE THIS AGREEMENT AS TO ANY INDIVIDUAL PARCEL(S) WHILE ELECTING TO PROCEED WITH THE ACQUISITION OF OTHER PARCELS WITHIN THE PROPERTY.
ARTICLE IV

CLOSING
4.1    Time and Place. The consummation of the transaction contemplated hereby (“Closing”) shall be held at the offices of Eversheds Sutherland (US) LLP, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 on June 15, 2017 (as may be extended as expressly provided in this Agreement, the “Closing Date”). At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 4.2 and Section 4.3, the performance of which obligations shall be concurrent conditions.
4.2    Seller’s Obligations at Closing. At Closing, Seller shall:
(a)    deliver to Purchaser a limited warranty deed in the form attached hereto as Exhibit F (the “Deed”) in recordable form and duly executed by Seller, conveying Seller’s interest in the Fee Property, subject only to the Permitted Exceptions applicable to the Fee Property; the warranty of title in the Deed shall be only as to claims made by, through or under Seller and not otherwise;
(b)    deliver to Purchaser a counterpart to the Assignment and Assumption of Ground Lease Documents in the form attached hereto as Exhibit G (the “Ground Lease Assignment”) in recordable form and duly executed by Seller, conveying Seller’s interest in the Leasehold Estate, subject only to the Permitted Exceptions applicable to the Leasehold Estate; the warranty of title in the Ground Lease Assignment shall be only as to claims made by, through or under Seller and not otherwise;
(c)    deliver to Purchaser a duly executed Assignment of Landlord’s Interest in Leases in the form attached hereto as Exhibit H (the “Tenant Lease Assignment”) conveying the Tenant Lease Rights to Purchaser;
(d)    deliver to Purchaser a duly executed Blanket Conveyance, Bill of Sale, and Assignment in the form attached hereto as Exhibit I (the “Bill of Sale”) conveying the Personal Property and Intangibles with the same limited warranty of title as contained in the Deeds as to those items of Personal Property and Intangibles but without warranty, express or implied, as to merchantability and fitness for any purpose;
(e)    deliver to Purchaser such Tenant Estoppels (as defined in Section 5.4(b) hereof) as are in Seller’s possession;

(f)    join with Purchaser to execute a notice in form and content reasonably satisfactory to Purchaser and Seller which Purchaser shall send to each tenant under each of the Tenant Leases promptly after Closing informing such tenant of the sale of the Property and of the assignment to Purchaser of Seller’s interest in, and obligations under, the Tenant Leases (including, if applicable any Security Deposits) and directing that all Post-Closing Rents under each such Tenant Lease shall be paid as set forth in the notice;
(g)    deliver to Purchaser a certificate, dated as of the Closing Date and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller contained in this Agreement are true and correct in all material respects as of the Closing Date with appropriate modifications of those representations and warranties made in Section 5.1 hereof to reflect any changes therein, exclusively (i) resulting from actions under Section 5.4(f) or Section 5.4(g) hereof or (ii) identifying any other immaterial change in the status of a representation or warranty which results in it not, or no longer, being true and correct and explaining the state of facts giving rise to the immaterial change. In no event shall Seller be liable to Purchaser for, or be deemed to be in default hereunder by reason of, any breach of representation or warranty which results from any change that (y) occurs between the Effective Date and the Closing Date and (z) is expressly permitted under the terms of this Agreement or is beyond the reasonable control of Seller to prevent; provided, however, that the occurrence of any change to a representation or warranty in this Agreement which is not expressly permitted under clause (i) or (ii) of this Section 4.2(h) shall constitute the non- fulfillment of the condition precedent to Purchaser’s obligation to Closing set forth in Section 4.6(b); provided, that Seller shall have the right, in its sole discretion, to extend the Closing Date for up to thirty (30) days to cure such breach; if, despite changes or other matters described in such certificate, the Closing occurs, Seller’s representations and warranties set forth in this Agreement shall be deemed to have been modified by all statements made in such certificate; such certificate shall be subject to the limitations set forth in Section 5.3 hereof;
(h)    deliver to Purchaser such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;
(i)    deliver to Purchaser and the Title Company duly executed transfer tax forms as are required by law, if any, including without limitation, if applicable, any Certificate of Exemption, Affidavit of Sellers’ Residence and Affidavit of Gain/Loss, or any of them, to the extent applicable and as may be required with respect to State of Georgia Withholding Tax pursuant to OCGA §48-7-128 confirming either that Seller is exempt from any withholding tax with respect to the sale of the Property or calculating the amount of such withholding, and if withholding is required under OCGA §48-7-128, Purchaser and the Title Company shall withhold 3% of the Purchase Price (or such lesser amount as certified by Seller as due in accordance with OCGA §48-7-128) as required under and in accordance with OCGA §48-7-128;

(j)    deliver to Purchaser and the Title Company a duly executed certification regarding brokers in the form required by the Title Company and, if required by the Title Company, a broker’s lien waiver from all such Sellers’ broker(s);
(k)    deliver such additional documents as shall be reasonably requested by the Title Company or Purchaser or required to consummate the transaction contemplated by this Agreement, including, without limitation, a customary owner’s affidavit; provided, however, that in no event shall Seller be required to indemnify the Title Company, Purchaser, or any other party pursuant to any such documents, except to the extent that the Title Company requires that the Seller provide an indemnification to insure over the “gap” at Closing, or undertake any other material liability not expressly contemplated in this Agreement, unless Seller elects to do so in its sole discretion;
(l)    deliver to Purchaser and the Title Company affidavits duly executed by Seller stating that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;
(m)    deliver to Purchaser (or make available to Purchaser for pick up) the Leases, Operating Agreements, items of Personal Property (if applicable), Intangibles (if applicable), and licenses and permits to be conveyed as set forth in this Agreement, if any, together with such leasing and property files and records which are material in connection with the continued operation, leasing and maintenance of the Property, all to the extent in the possession of Seller or Seller’s agents. Purchaser shall cooperate with Seller for a period of two (2) years after Closing in case of Seller’s need in response to any legal requirement, a tax audit, tax return preparation or litigation threatened or brought against Seller, by allowing Seller and its agents or representatives access, upon reasonable advance notice (which notice shall identify the nature of the information sought by Seller), at all reasonable times to examine and make copies of any and all instruments, files and records, which right shall survive the Closing;
(n)    deliver a copy of Seller’s duly executed counterpart to a closing statement in form and substance acceptable to Seller;
(o)    deliver to Purchaser such SNDAs (as defined in Section 5.4(h)) as are in Seller’s possession;
(p)    deliver to Purchaser the Ground Lease Estoppel and Bridge Estoppel, to the extent the same are in Seller’s possession;
(q)    deliver to Purchaser any Seller Estoppels, Seller Ground Lease Estoppel, and any Seller Bridge Estoppel that Seller, in its sole discretion, elects to deliver; and
(r)    deliver to Purchaser possession and occupancy of the Property, subject to the Permitted Exceptions.
4.3    Purchaser’s Obligations at Closing. At Closing, Purchaser shall:

(a)    pay to Seller the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided, prior to 5:00 P.M. (local time at the Property), on the Closing Date, in immediately available federal funds wire transferred to Seller’s Account pursuant to Section 1.5 above, it being agreed that at Closing the Earnest Money shall be delivered to Seller by wire transfer of immediately available funds to Seller’s Account and applied towards payment of the Purchase Price;
(b)    join Seller in execution of the instruments described in Sections 4.2(c), 4.2(d), 4.2(e) and 4.2(g) above, and deliver Purchaser’s original counterparts of same to Seller;
(c)    deliver to Seller a certificate, dated as of the Closing Date and executed on behalf of Purchaser by a duly authorized officer thereof, stating that the representations and warranties of Purchaser contained in this Agreement are true and correct in all material respects as of the Closing Date;
(d)    deliver to Seller such evidence as the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser;
(e)    deliver such additional documents as shall be reasonably requested by the Title Company or Seller or required to consummate the transaction contemplated by this Agreement, provided, however, that in no event shall Purchaser be required to undertake any other material liability not expressly contemplated in this Agreement, unless Purchaser elects to do so in its sole discretion; and
(f)    deliver a copy of Purchaser’s duly executed counterpart to a closing statement in form and substance acceptable to Purchaser.
4.4    Credits and Prorations.
(a)    All income and expenses in connection with the operation of the Property shall be apportioned, as of 12:01 a.m. (local time at the Property) on the Closing Date, as if Purchaser were vested with title to the Property during the entire Closing Date, such that, except as otherwise expressly provided to the contrary in this Agreement, Seller shall have the benefit of income and the burden of expenses for the day preceding the Closing Date and the Purchaser shall have the benefit of the income and burden of expenses for the Closing Date and thereafter. Such prorated items shall include, without limitation, the following:
(i)    rents, if any, as and when collected (the term “rents” as used in this Agreement includes all payments due and payable by tenants under the Tenant Leases; provided, however, for purposes of all prorations, only actually collected rents, and not any delinquent rents, shall be prorated);
(ii)    taxes (including personal property taxes on the Personal Property) and assessments levied against the Property;

(iii)    payments under the Operating Agreements being assumed by Purchaser pursuant to Section 5.9 below, and the Ground Lease Documents (including without limitation, any contributions for insurance or allocable shared costs thereunder);
(iv)    gas, electricity and other utility charges for which Seller is liable, if any, such charges to be apportioned at Closing on the basis of the most recent meter reading occurring prior to Closing; and
(v)    any other operating expenses or other items pertaining to the Property which are customarily prorated between a purchaser and a seller in the county in which the Property is located.
(b)    Notwithstanding anything contained in the foregoing provisions:
(i)    At Closing, (A) Seller shall credit to the account of Purchaser the amount of any Security Deposits (to the extent such Security Deposits have not been applied against delinquent rents or otherwise as provided in the Tenant Leases), (B) Purchaser shall credit to the account of Seller all refundable cash or other deposits posted with utility companies serving the Property, or, at Seller’s option, Seller shall be entitled to receive and retain such refundable cash and deposits, and (C) Seller shall use commercially reasonable efforts to effectuate the transfer of all Letters of Credit to Purchaser promptly following Closing.
(ii)    Any taxes paid at or prior to Closing shall be prorated based upon the amounts actually paid. If taxes and assessments for the current year have not been paid before Closing, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before Closing and Purchaser shall pay the taxes and assessments prior to their becoming delinquent. Any such apportionment made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year, when the tax bill is received, differ from the amount apportioned at Closing, the parties shall make the appropriate adjusting payment between themselves within thirty (30) days after Purchaser presents to Seller a copy of the final tax bill, Purchaser’s calculation of the reproration of the taxes and assessments and appropriate back-up materials related to the calculation. In addition, Seller may inspect Purchaser’s books and records related to the Property to confirm Purchaser’s calculation.
(iii)    Seller shall receive the prorata advantage for Seller’s period of ownership of any discounts for the prepayment by it of any taxes, water rates or sewer rents.
(iv)    As to gas, electricity and other utility charges, Seller may, on notice to Purchaser, elect to pay one or more of all of said items accrued to the date hereinabove fixed for apportionment directly to the person or entity entitled thereto, and to the extent Seller so elects, such item shall not be apportioned hereunder, and Seller’s obligation to pay such item directly in such case shall survive the Closing.
(v)    Any reimbursements payable by any tenant under the terms of any Tenant Lease affecting the Property as of the Closing Date, which reimbursements pertain to such tenant’s pro rata share of increased operating expenses or common area maintenance costs incurred with respect to the Property at any time prior to the Closing, shall be prorated upon Purchaser’s actual receipt of any such reimbursements, on the basis of the number of days of Seller’s and Purchaser’s respective ownership of the Property during the period in respect of which such reimbursements are payable; and Purchaser agrees to pay to Seller, Seller’s pro rata portion of such reimbursements within fifteen (15) days after Purchaser’s receipt thereof. Conversely, if any tenant under any such Tenant Lease shall become entitled at any time after Closing to a refund of tenant reimbursements actually paid by such tenant prior to Closing, then, Seller shall, within fifteen (15) days following Purchaser’s demand therefor, pay to Purchaser any amount equal to Seller’s pro rata share of such reimbursement refund obligations, said proration to be calculated on the same basis as hereinabove set forth.
(vi)    Purchaser shall be responsible for the payment of (A) all Tenant Inducement Costs (as defined below in this Section 4.4(b)(vi)) and leasing commissions which become due and payable (whether before or after Closing) (1) as a result of any renewals or expansions of existing Tenant Leases, approved or deemed approved in accordance with Section 5.4 hereof between the Effective Date and the Closing Date, and (2) under any new Tenant Leases, approved or deemed approved in accordance with Section 5.4 hereof, entered into between the Effective Date and the Closing Date, (B) any Tenant Inducement Costs which become due and payable (whether before or after Closing) pursuant to a Permitted Lease Action taken before, on or after the Closing Date, and (C) with the exception of those items identified as Seller costs on Exhibit D attached hereto (the “Seller Costs”), all Tenant Inducement Costs and leasing commissions which become due and payable from and after the Closing Date with respect to all existing Tenant Leases. If, as of the Closing Date, Seller shall have paid any Tenant Inducement Costs or leasing commissions for which Purchaser is responsible pursuant to the foregoing provisions, Purchaser shall reimburse Seller therefor at Closing. At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of any unpaid Seller Costs. For purposes hereof, the term “Tenant Inducement Costs” shall mean any out-of- pocket payments required under a Tenant Lease to be paid by the landlord (including reasonable legal fees directly related to the Tenant Lease) thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including, without limitation, tenant improvement costs, tenant improvement reimbursements, required common area improvements, lease buyout costs, and moving, design, refurbishment and club membership or parking allowances and any loss of income resulting from any free rental period or any waiver or foregoing of any payments or reimbursements otherwise required from any tenant. Notwithstanding anything contained herein to the contrary, Seller shall be permitted from time to time between the Effective Date and the Closing Date to update the Seller Costs (so long as such update does not decrease the amount of Seller Costs) and the credit that Purchaser shall receive against the Purchase Price at Closing shall increase by the amount of any such unpaid Seller Costs, and any such update shall be appropriately reflected on Exhibit D and the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(h) hereof.
(vii)    Unpaid and delinquent rent collected by Seller and Purchaser after the Closing Date shall be delivered as follows: (A) if Seller collects any unpaid or delinquent rent for the Property, Seller shall, within fifteen (15) days after the receipt thereof, deliver to Purchaser any such rent which Purchaser is entitled to hereunder relating to the Closing Date and any period thereafter, and (B) if Purchaser collects any unpaid or delinquent rent from the Property, Purchaser shall, within fifteen (15) days after the receipt thereof, deliver to Seller any such rent which Seller is entitled to hereunder relating to the period prior to the Closing Date. Seller and Purchaser agree that all rent received by Seller or Purchaser from and after the Closing Date shall be applied first to current rentals and then to delinquent rentals, if any, in inverse order of maturity. Purchaser shall use commercially reasonable efforts after Closing to invoice tenants in the usual course of Purchaser’s operation of the Property; provided, however, Seller shall be prohibited from taking any action to collect any such delinquent amounts and Purchaser shall not be required to institute any litigation to collect such costs. If there shall be any rents or other charges under any Tenant Leases which, although relating to a period prior to Closing, do not become due and payable until after Closing or are paid prior to Closing but are subject to adjustment after Closing (such as year end common area expense reimbursements and the like), then any rents or charges of such type received by Purchaser or its agents or Seller or its agents subsequent to Closing shall, to the extent applicable to a period extending through the Closing, be prorated between Seller and Purchaser as of Closing and Seller’s portion thereof shall be remitted promptly to Seller by Purchaser, or if applicable, and Purchaser’s portion thereof shall be remitted promptly to Purchaser by Seller.
(viii)    The provisions of this Section 4.4 shall survive Closing.
If any of the items described in this Section 4.4 cannot be apportioned at the Closing because of the unavailability of information as to the amounts which are to be apportioned or otherwise, or are incorrectly apportioned at Closing or subsequent thereto, such items shall be apportioned or reapportioned, as the case may be, as soon as practicable after the Closing Date or the date such error is discovered.
4.5    Closing Costs. Seller shall pay (a) the cost of any transfer or documentary tax which becomes payable by reason of the transfer of the Property; (b) the fees of any counsel representing it in connection with this transaction; (c) the fees for recording the Deeds and the Ground Lease Assignment; (d) any and all commissions and fee due to the broker for the transaction contemplated for by this Agreement; (e) one-half (½) of any escrow fee which may be charged by the Escrow Agent or the Title Company; (f) the premium for an extended coverage owners policy of title insurance; and (g) the cost of the Survey. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the cost of any title insurance endorsements to the Title Policy, and the cost of any title insurance coverage in excess of the Purchase Price; (x) the cost of updating the Survey; and (y) one-half (½) of any escrow fees charged by the Escrow Agent or the Title Company. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring same. For the avoidance of doubt, in no event shall Seller be responsible for any costs associated with Purchaser’s financing or lender, including, without limitation, a lender’s policy of title insurance or recording fees associated with Purchaser’s financing documents.
4.6    Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Purchaser in its sole discretion:
(a)    Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.2.
(b)    All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date (with such modifications to such representations and warranties as are expressly permitted under clause (i) or (ii) of Section 4.2(h) of this Agreement).
(c)    Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.
(d)    No later than three (3) business days prior to the Closing Date, Seller shall have delivered to Purchaser copies of the executed Tenant Estoppels (as defined in Section 5.4(b)) in either the form attached hereto as Exhibit E-1, or such Tenant Lease has another form attached, the form attached to such Tenant Lease, each dated no earlier than thirty (30) days prior to the date of Closing for tenants under the Tenant Leases who comprise seventy-five percent (75%) of the rentable square footage which is subject to Tenant Leases in the Improvements (the “Required Estoppels”), which must include Tenant Estoppels from the American Cancer Society, Inc., Internap, and US South Communications. To the extent that any executed Tenant Estoppel is in form and substance which does not vary materially from the form delivered to such Tenant pursuant to Section 5.4(b) or the form attached to such Tenant’s lease (in each case, unless such variance benefits Purchaser and provided that the insertion of knowledge or materiality qualifiers by a Tenant shall not be deemed a material variance and provided, further, that item 12 in the form of estoppel, regarding the actual use of the Premises, and item 15, regarding Tenant’s notice address, are included for information and estoppel purposes only, and responses (or lack of response) to such items by a Tenant shall not be deemed a material variance), such Tenant Estoppel shall be deemed acceptable for purposes of satisfying the Required Estoppels threshold pursuant to this Section 4.6(d). To the extent that any executed Tenant Estoppel does not meet the criteria set forth in the immediately preceding sentence, such Tenant Estoppel shall be used for purposes of satisfying the Required Estoppels threshold only if it is approved by Purchaser in its reasonable discretion. If Seller has not been able to obtain the Required Estoppels by the Closing Date, despite having used its reasonable efforts to do so, Seller shall have the right, at its sole option to extend the original scheduled Closing Date for up to thirty (30) days by giving Purchaser notice of such election on the date which is three (3) business days before the original scheduled Closing Date. In addition, if Seller has not been able to obtain the Required Estoppels by the Closing Date (including any extended Closing Date under the immediately preceding sentence), despite having used its reasonable efforts to do so, Seller shall have the right, at its sole option, to satisfy the condition set forth in this Section 4.6(d) by providing an estoppel certificate executed by Seller in the form of Exhibit E-2 (the “Seller Tenant Lease Estoppel”) for Tenant Leases which comprise up to fifteen percent (15%) of the rentable square footage which is subject to Tenant Leases in the Improvements in order to meet the Required Estoppels threshold. If Seller provides one or more Seller Tenant Lease Estoppels covering any Tenant Lease for which a Tenant Estoppel executed by the applicable tenant is subsequently delivered to Purchaser (a “Superseded Seller Tenant Lease Estoppel”), effective upon Purchaser’s receipt of such Tenant Estoppel, Seller shall have no further liability under the applicable Superseded Seller Tenant Lease Estoppel. Seller’s liability under any Seller Tenant Lease Estoppel shall be subject to and limited by the provisions of Section 5.3 hereof.
(e)    No later than three (3) business days prior to the Closing Date, Seller shall have delivered to Purchaser, an estoppel executed by the holder of landlord’s interest (“Ground Lease Owner”) with respect to Ground Lease Documents in substantially the form attached hereto as Exhibit J-2 (the “Ground Lease Estoppel”) or, at Seller’s option, an estoppel executed by Seller in substantially the form attached hereto as Exhibit J-3 (the “Seller Ground Lease Estoppel”). The delivery of either the Ground Lease Estoppel or the Seller Ground Lease Estoppel is a condition to Purchaser's obligation to close, but the inability of Seller to deliver the Ground Lease Estoppel or Seller’s election not to deliver a Seller Ground Lease Estoppel shall not constitute a default by Seller hereunder. Seller shall endeavor to obtain the Ground Lease Estoppel without the knowledge qualifications in section 4 of Exhibit J-2, but the elimination of such knowledge qualifications from the Ground Lease Estoppel will not be a condition precedent to Purchaser's obligation to consummate the Closing. If Seller provides a Seller Ground Lease Estoppel and a Ground Lease Estoppel executed by Ground Lease Owner is subsequently delivered to Purchaser (a “Superseded Seller Ground Lease Estoppel”), effective upon Purchaser’s receipt of such Ground Lease Estoppel, Seller shall have no further liability under the applicable Superseded Seller Ground Lease Estoppel. Seller’s liability under any Seller Tenant Lease Estoppel shall be subject to and limited by the provisions of Section 5.3 hereof.

(f)    No later than three (3) business days prior to the Closing Date, Seller shall have delivered to Purchaser, an estoppel executed by the holders of the “Apparel Mart Property” (“Apparel Mart Owner”) with respect to that certain Bridge Agreement, by and among the City of Atlanta, a municipal corporation organized and existing pursuant to the laws of the State of Georgia; the Atlanta Apparel Mart, a limited partnership organized and existing pursuant to the laws of the State of Georgia and Inforum, Ltd., a Georgia limited partnership, dated August 31, 1987, filed for record September 8, 1987, and recorded in Deed Book 11051, Page 100, aforesaid records; as re-recorded on October 20, 1987 in Deed Book 11128, Page 89, aforesaid records; and as affected by that certain Agreement Re-Modification of Bridge Agreement by and between AMC, Inc., a Georgia corporation and The Equitable Life Assurance Society of the United States, a New York corporation, dated April 22, 1999, filed for record June 30, 1999, and recorded in Deed Book 26975, Page 81, aforesaid records (collectively, and as assigned, the “Bridge Agreement”) in substantially the form attached hereto as Exhibit L-1 (the “Bridge Estoppel”) or, at Seller’s option, an estoppel executed by Seller in substantially the form attached hereto as Exhibit L-2 (the “Seller Bridge Estoppel”). The delivery of either the Bridge Estoppel or the Seller Bridge Estoppel is a condition to Purchaser's obligation to close, but the inability of Seller to deliver the Bridge Estoppel or Seller’s election not to deliver a Seller Bridge Estoppel shall not constitute a default by Seller hereunder. Seller shall endeavor to obtain the Bridge Estoppel without the knowledge qualifications in section 4 of Exhibit L-1, but the elimination of such knowledge qualifications from the Bridge Estoppel will not be a condition precedent to Purchaser's obligation to consummate the Closing. If Seller provides a Seller Bridge Estoppel and a Bridge Estoppel executed by Apparel Mart Owner is subsequently delivered to Purchaser (a “Superseded Seller Bridge Estoppel”), effective upon Purchaser’s receipt of such Bridge Estoppel, Seller shall have no further liability under the applicable Superseded Seller Bridge Estoppel. Seller’s liability under any Seller Bridge Estoppel shall be subject to and limited by the provisions of Section 5.3 hereof.
If any of the conditions in this Section 4.6 have not been satisfied (or otherwise waived in writing by Purchaser) prior to or on the Closing Date (as the same may be extended or postponed as provided in this Agreement), Purchaser shall have the right, as its sole remedy for Seller’s failure or inability to satisfy such condition(s), to terminate this Agreement by written notice to Seller given prior to the Closing, whereupon Escrow Agent shall return the Earnest Money to Purchaser, and except for those provisions of this Agreement which by their express terms survive the termination of this Agreement, no party hereto shall have any other or further rights or obligations under this Agreement.
4.7    Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in its sole discretion:
(a)    Title Company shall have received the Purchase Price as adjusted as provided herein with unconditional instructions to disburse same to Seller in accordance with the agreed-upon closing statement simultaneously with Seller's authorization to release the Deeds and the Ground Lease Assignment for recordation, all pursuant to and payable in the manner provided for in this Agreement.
(b)    Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 4.3.
(c)    All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the Closing Date.
(d)    Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the Closing Date.
ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS
5.1    Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser as of the Effective Date:
(a)    Organization and Authority. Seller has been duly organized and is validly existing under the laws of the state of its formation and the state in which the Property is located. Seller has the full right, power and authority to enter into this Agreement and to transfer all of the Property to be conveyed by Seller pursuant hereto, carry out its obligations hereunder and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller, and all requisite action necessary to authorize Seller to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing shall have been, taken. The person or persons signing this Agreement on behalf of Seller is authorized to do so.
(b)    Pending Actions. With the exception of those items set forth on Schedule 5.1(b) attached hereto, to Seller’s Knowledge, Seller has not received written notice of, nor does Seller have any knowledge of, any action, suit, arbitration, litigation unsatisfied order or judgment, governmental investigation or proceeding pending against the Seller or the Property or the transaction contemplated by this Agreement.
(c)    Tenant Leases. Exhibit B-1 contains a true, correct and complete list of the Tenant Leases, and all agreements, amendments, modifications or supplements thereto executed by the parties to such Tenant Leases in effect as of the Effective Date. Except for the Tenant Leases, and all agreements, amendments, modifications or supplements thereto executed by the parties to such Tenant Leases, set forth on Exhibit B-1, there are no material agreements (written or oral), amendments, modifications or supplements thereto pursuant to which anyone has any right to lease, license, use or otherwise occupy the Property, or any part thereof. Seller has made available to Purchaser for review, true and complete copies (including all exhibits thereto) of all Tenant Leases (including all amendments, modifications, and supplements thereto) set forth on Exhibit B-1. To Seller’s Knowledge, each of the Tenant Leases is in full force and effect. To Seller’s Knowledge, Seller has not delivered, nor received, any written notices from or to any of the tenants under the Tenant Leases asserting that either Seller or any such tenant is in default under any of the respective Tenant Leases (other than defaults that have been cured). Except as set forth on Exhibit D or as disclosed in any executed Tenant Estoppel delivered to Purchaser, no tenant under any Tenant Leases has paid rent in advance of one month. Except as set forth on Exhibit D, there are no security deposits (whether in the form of cash or a Letter of Credit) under any Tenant Leases. Except as set forth on Exhibit D, there are no obligations to pay leasing commissions or other fees or compensation or Tenant Inducement Costs under the Tenant Leases for the current terms of the Tenant Leases (expressly excluding obligations in connection with unexercised extensions or renewals for future terms and other than in connection with extensions or renewals that Seller may enter into after the Effective Date under Section 5.4(g)). If any Tenant Estoppel delivered to Purchaser with respect to any Tenant Lease shall contain any statement of fact, information or other matter which is inconsistent with the matters stated in Seller’s representations in this Section 5.1(c), such statement of fact, information or other matter contained in that Tenant Estoppel shall control and if the Closing occurs, Seller shall have no liability for a post-closing breach of a representation in this Section 5.1(c) for any claim based upon a such statement of fact, information or other matter contained in the Tenant Estoppel; provided, however, such statement of fact, information or other matter which is materially inconsistent with the matters stated in Seller’s representations in this Section 5.1(c) shall constitute the non-fulfillment of the condition precedent to Purchaser’s obligation to Closing set forth in Section 4.6(b). Notwithstanding anything to the contrary contained in this Agreement, Seller does not represent or warrant that any particular Tenant Lease shall be in force or effect at Closing or that the tenants under the Tenant Leases shall have performed their obligations thereunder. The termination of any Tenant Lease prior to Closing by reason of the tenant’s default shall not affect the obligations of Purchaser under this Agreement in any manner or entitle Purchaser to an abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.
(d)    Contracts. To Seller’s Knowledge, as of the Effective Date, there are no construction, service, equipment, supply, maintenance, repair or concession agreements in effect as of the Effective Date with respect to the Real Property that will be binding on Purchaser from and after Closing except for those set forth on Exhibit C-1.
(e)    Condemnation. As of the Effective Date, to Seller’s Knowledge, Seller has not received written notice of any condemnation or eminent domain proceedings pending, or to Seller’s Knowledge, threatened against the Real Property.
(f)    Compliance. To Seller’s Knowledge, Seller has not received written notice of any, nor does Seller have any knowledge of any material, violations of any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements (including environmental laws) affecting the Property which have not been cured.

(g)    Ground Lease Documents. To Seller’s Knowledge, and to the extent the same are in Seller’s possession, Seller has made available to Purchaser for review a true, correct and complete copy of the Ground Lease Documents (including all material amendments, modifications, and supplements thereto). To Seller’s Knowledge, the Ground Lease Documents are in full force and effect. Seller has not delivered, nor to Seller’s Knowledge, received, any written notices from or to the Ground Lease Owner asserting that either Seller or Ground Lease Owner is in default under the Ground Lease Documents (other than defaults that have been cured).
(h)    No Purchase Options. Seller has not entered into any other outstanding contracts for the sale of all or any portion of the Property, nor, to Seller’s Knowledge, do there exist any rights of first offer, first refusal or options to purchase all or any portion of the Property.
(i)    No Employees. Seller has no employees.
(j)    Foreign Person. Seller is not a “foreign person,” “foreign trust” or “foreign corporation” (as those terms are defined in the Internal Revenue Code of 1986, as amended, and related Income Tax Regulations).
(k)    No Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller’s Knowledge, has been threatened against Seller. Seller has not caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets and has not made an assignment for the benefit of creditors.
(l)    OFAC Compliance. None of Seller nor any of its executive officers, directors, managers, agents, employees, shareholders, members, partners, and other investors, or any other person that owns or controls Seller or any entity on whose behalf Seller acts (but excepting any owners or holders of common stock in Seller’s parent company and any affiliates, directors, managers, agents, employees, shareholders, members, partners, and other investors of any joint venture partners of Seller or its affiliates), is now or at any time through the Closing Date shall be a person who has been listed on (i) the Specially Designated Nationals and Blocked Persons List contained in Appendix A to 31 C.F.R., Subtitle B, Part V; (ii) the Denied Persons List, the Entity List, and the Unverified Parties List maintained by the United States Department of Commerce; (iii) the List of Terrorists and List of Debarred Parties maintained by the United States Department of State; and/or (iv) any other similar list maintained by any federal or state agency or pursuant to any Executive Order of the President of the United States of America.
5.2    Knowledge Defined. References to the knowledge of Seller (“Seller’s Knowledge”) shall refer only to the actual knowledge of the Designated Employees (as defined in this Section 5.2 below) of Cousins Properties Incorporated, and shall not be construed, by imputation or otherwise, to refer to the knowledge of any property manager, or to any other officer, agent, manager, representative or employee of or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term “Designated Employees” shall refer to Colin Connolly, who shall not have any personal liability whatsoever in connection with this Agreement, the representations and warranties contained herein or the instruments to be delivered at closing in connection herewith.
5.3    Survival of Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 5.1 as updated by the certificate of Seller to be delivered to Purchaser at Closing in accordance with Section 4.2(h) hereof, as well as the Seller Tenant Lease Estoppel, Seller Ground Lease Estoppel, or Seller Bridge Estoppel if the same shall have been delivered pursuant to Section 4.6(d), (e) or (f), respectively, hereof, shall survive Closing for a period of six (6) months from and after the Closing Date. No claim for a breach of any representation or warranty of Seller shall be actionable or payable (a) if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, (b) unless the valid claims for all such breaches collectively aggregate more than ONE HUNDRED THOUSAND DOLLARS AND 00/HUNDREDS ($100,000.00), in which event the full amount of such valid claims shall be actionable, up to but not exceeding the amount of the Cap (as defined in this Section 5.3 below), and (c) unless written notice (a “Breach Notice”) containing a description of the specific nature of such breach shall have been given by Purchaser to Seller prior to the expiration of said six (6) month period and an action shall have been commenced by Purchaser against Seller within nine (9) months of Closing. As used herein, the term “Cap” shall mean the total aggregate amount of FOUR MILLION DOLLARS AND 00/HUNDREDS ($4,000,000.00). In no event shall Seller’s aggregate liability to Purchaser under this Agreement or the Closing Documents (as hereinafter defined in Section 9.2) exceed the amount of the Cap.
5.4    Covenants of Seller. Seller hereby covenants with Purchaser as follows:
(a)    From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall use reasonable efforts to operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof, which shall include, without limitation, maintain the same insurance that Seller has historically maintained on the Property; provided, however, that Seller shall not be required to incur any capital expenses at the Property pursuant to or in connection with this Agreement, unless the failure to incur such capital expense will result in any default under any Tenant Lease or the Ground Lease Documents.
(b)    No later than fifteen (15) days following the Effective Date, Seller shall submit to Purchaser for Purchaser’s review and comment or approval a completed estoppel certificate for each of the tenants of the Property as of the Effective Date, substantially in the form attached hereto as Exhibit E-1 and made a part hereof (each, a “Tenant Estoppel”). Within five (5) business days of such delivery, Purchaser shall provide comments or approve the estoppel certificates so that Seller may deliver the estoppel certificates to the tenants of the Property. Seller shall then use reasonable efforts (but without obligation to incur any cost or expense) to obtain and deliver to Purchaser prior to Closing, written Tenant Estoppels signed by each tenant occupying space in the Fee Improvements; provided that delivery of such signed Tenant Estoppels shall be a condition of Closing only to the extent set forth in Section 4.6(d) hereof; and in no event shall the inability or failure of Seller to obtain and deliver to Purchaser any signed Tenant Estoppels be a default of Seller hereunder so long as Seller has used reasonable efforts to obtain same as set forth in this Section 5.4(b). Notwithstanding the foregoing, Seller does covenant and agree to provide any and all responses, comments to the estoppel provided to Tenants and other forms of estoppels received by Tenant to the Purchaser, regardless of whether or not Seller will elect to include such Tenant Estoppels for purposes of satisfying the condition set forth in Section 4.6(d) hereof; provided, however, that in any event such responses, comments and other forms shall be considered a Tenant Estoppel delivered to Purchaser with respect to the relevant Tenant Lease for purposes of Section 5.1(c) above.
(c)    From the Effective Date until the Closing or earlier termination of this Agreement, without Purchaser’s written consent (which shall not be unreasonably withheld, conditioned or delayed), Seller shall not affirmatively place any easement, declaration or encumbrance on the Property or any portion thereof which cannot be released by Seller on or prior to the Closing Date.
(d)    From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall not amend, modify or terminate any Operating Agreement (except as otherwise provided herein) or enter into any new Operating Agreements (each, a “Operating Agreement Action”), unless such Operating Agreements are terminable within thirty (30) days without cost, without the prior written consent of Purchaser, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that Purchaser’s consent shall not be required for Seller to take the Operating Agreement Actions set forth on Exhibit C-2 (the “Permitted Operating Agreement Actions”). Seller shall provide Purchaser of written notice of any proposed Operating Agreement Action along with a copy of the proposed agreement. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt of written notice of a proposed Operating Agreement Action for which Purchaser’s consent is required under this Section 5.4(f) (but in no event later than the Closing Date, if earlier than the expiration of such five (5) business day period) of either its approval or disapproval of such Operating Agreement Action, including in the case of disapproval its reasons for such disapproval. If Purchaser fails to notify Seller in writing of its approval or disapproval within the five (5) day time period (or by the Closing Date, if earlier) for such purpose set forth above, such failure shall be deemed the approval by Purchaser of such Operating Agreement Action. Seller shall cause all non-assignable Operating Agreements to be terminated on or before Closing, at Seller’s sole cost and expense. Seller shall not remove any items of Personal Property from the Property unless removed in the ordinary course of owning and operating the Property and replaced with an item of comparable value.
(e)    A copy of any amendment, renewal or expansion of an existing Tenant Lease or of any new Tenant Lease which Seller wishes to execute between the Effective Date and the Closing Date (a “Lease Action”) shall be submitted to Purchaser prior to execution by the Seller in writing along with a summary of the proposed terms of such Lease Action. Purchaser agrees to notify Seller in writing within five (5) business days after its receipt thereof (but in no event later than the Closing Date, if earlier than the expiration of such five (5) business day period) of either its approval or disapproval of such Lease Action, including all Tenant Inducement Costs, leasing commissions and free rent or rent abatements to be incurred in connection therewith; provided, however, that Purchaser’s consent shall not be required for Seller to take the Lease Actions set forth on Exhibit B-2 (the “Permitted Lease Actions”). If Purchaser fails to notify Seller in writing of its approval or disapproval of a Lease Action within the five (5) day time period (or by the Closing Date, if earlier) for such purpose set forth above, such failure shall be deemed the approval of such Lease Action by Purchaser. If Purchaser notifies Seller that it does not approve a Lease Action for which its approval is required under this Section 5.4(g), then Seller shall not take such Lease Action. At Closing, Purchaser shall reimburse Seller for any Tenant Inducement Costs, leasing commissions or other expenses, including reasonable legal fees, incurred by Seller pursuant to Lease Actions approved (or deemed approved) by Purchaser hereunder.
(f)    At Purchaser’s request, Seller shall cooperate with Purchaser in delivering subordination, non-disturbance and attornment agreements (“SNDAs”) in a form reasonably requested by Purchaser’s lender to each of the tenants of the Property so requested by Purchaser at no more than de minimis cost or expense to Seller. After such delivery to the tenants, Seller shall use commercially reasonable efforts to assist Purchaser in obtaining executed SNDAs from each of the tenants prior to Closing; provided, however, in no event shall Seller be required by the foregoing to pay any sums (or incur any liability) to any tenants in connection with its attempts to obtain such SNDAs. Notwithstanding any provision contained in this Agreement to the contrary, it shall not be a condition to Purchaser’s obligations hereunder that any SNDAs are obtained from any of the tenants of the Property.
5.5    Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller:
(a)    Organization and Authority. Purchaser has been duly organized and is validly existing under the laws of the state of its formation. Purchaser has the full right, power and authority to purchase the Property as provided in this Agreement and to carry out Purchaser’s obligations hereunder, and all requisite action necessary to authorize Purchaser to enter into this Agreement and to carry out its obligations hereunder have been, or by the Closing shall have been, taken. The person signing this Agreement on behalf of Purchaser is authorized to do so.
(b)    Pending Actions. There is no action, suit, arbitration, unsatisfied order or judgment, government investigation or proceeding pending against Purchaser which, if adversely determined, would individually or in the aggregate materially interfere with the consummation of the transaction contemplated by this Agreement.
(c)    OFAC Compliance. None of Purchaser nor any of its executive officers, directors, managers, agents, employees, shareholders, members, partners, and other investors, or any other person that owns or controls Purchaser or any entity on whose behalf Purchaser acts, is now or at any time through the Closing Date shall be a person who has been listed on (i) the Specially Designated Nationals and Blocked Persons List contained in Appendix A to 31 C.F.R., Subtitle B, Part V; (ii) the Denied Persons List, the Entity List, and the Unverified Parties List maintained by the United States Department of Commerce; (iii) the List of Terrorists and List of Debarred Parties maintained by the United States Department of State; and/or (iv) any other similar list maintained by any federal or state agency or pursuant to any Executive Order of the President of the United States of America.
(d)    Source of Funds. Purchaser has available to it unrestricted funds which it may use in its sole discretion to pay the full Purchase Price and otherwise comply with the provisions of this Agreement. Purchaser expressly acknowledges and agrees that its obligations under this Agreement are not contingent upon Purchaser obtaining financing for the purchase of the Property.
5.6    Survival of Purchaser’s Representations and Warranties. All representations and warranties of Purchaser shall survive Closing for a period of six (6) months from and after the Closing Date.
5.7    Hazardous Materials. Purchaser has inspected the Property for the presence of Hazardous Materials (as hereinafter defined in this Section 5.7), and, provided that this Agreement is terminated for any reason other than a default by Seller, upon Seller’s request shall furnish to Seller copies of any reports received by Purchaser in connection with such hazardous materials inspection. Purchaser hereby assumes full responsibility for such inspections and irrevocably waives any claim against Seller arising from the presence of Hazardous Materials on the Property. Purchaser further agrees that, if at any time after the Closing, any third party (including, without limitation, any governmental agency) seeks to hold Purchaser responsible for the presence of, or any loss, cost or damage associated with, Hazardous Materials in, on, above or beneath the Real Property or emanating therefrom, then Purchaser releases and waives any rights it may have against Seller or any of its affiliates in connection therewith including, without limitation, under CERCLA (as hereinafter defined in this Section 5.7), and Purchaser agrees that it shall not (a) implead Seller or any of its affiliates, (b) bring a contribution action or similar action against Seller or any of its affiliates or (c) attempt in any way to hold Seller or any of its affiliates responsible with respect to any such matter. As used herein, “Hazardous Materials” shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitated concentration, chemical, or active, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any hazardous or toxic waste or substances which are included under or regulated (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq. (“CERCLA”), the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., similar state laws and regulations adopted thereunder.

5.8    Operating Agreements. Prior to the expiration of the Inspection Period, Purchaser shall notify Seller, in writing of those terminable Operating Agreements that Purchaser is electing to be terminated at Closing. All assignable Operating Agreements that Purchaser elects not to terminate at Closing shall be assumed by Seller at or before Closing at the cost and expense of Seller. If Purchaser fails to provide such notice to Seller of the Operating Agreements that Purchaser is electing to be terminated at Closing, Purchaser shall be deemed to have elected to assume all assignable Operating Agreements at Closing.

ARTICLE VI

DEFAULT
6.1    Default by Purchaser. If the sale of the Property as contemplated hereunder is not consummated due to Purchaser’s default hereunder, Seller shall be entitled, as its sole and exclusive remedy, to terminate this Agreement and receive the Earnest Money as liquidated damages for the failure of Purchaser to close the purchase of the Property as obligated hereunder and not as a penalty, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach are impractical to ascertain and the amount of the Earnest Money is a reasonable estimate thereof, Seller hereby expressly waiving and relinquishing any and all other remedies at law or in equity. The right to retain the Earnest Money as full liquidated damages is Seller’s sole and exclusive remedy in the event of default hereunder by Purchaser, and Seller hereby waives and releases any right to (and hereby covenants that they shall not) sue Purchaser: (a) for specific performance of this Agreement, or (b) to recover actual damages in excess of the Earnest Money. Purchaser hereby waives and releases any right to (and hereby covenants that it shall not) sue Seller or seek or claim a refund of the Earnest Money (or any part thereof) on the grounds it is unreasonable in amount and exceeds Seller’s actual damages or that its retention by Seller constitutes a penalty and not agreed upon and reasonable liquidated damages. This Section 6.1 is subject to Section 6.4 hereof.
6.2    Default by Seller. If Seller fails to consummate the sale of the Property as contemplated hereunder for any reason other than Purchaser’s default or the failure of a condition of Seller’s obligation to Closing to be met or the permitted termination of this Agreement by Seller or Purchaser as herein expressly provided, Purchaser shall be entitled, as its sole remedy, either (a) to receive the return of the Earnest Money, which return shall operate to terminate this Agreement and release Seller from any and all liability hereunder, or (b) to enforce specific performance of Seller’s obligation to convey the Property to Purchaser, it being understood and agreed that the remedy of specific performance shall not be available to enforce any other obligation of Seller hereunder. Purchaser shall be deemed to have elected to terminate this Agreement and receive back the Earnest Money if Purchaser fails to file suit for specific performance against Seller in a court having jurisdiction in the county and state in which the Property is located, on or before sixty (60) days following the date upon which Closing was to have occurred. If specific performance would not be an effective remedy as the result of Seller’s default or as a result of a breach of a warranty or representation, Purchaser may, in lieu of specific performance (but not in lieu of the return of the Earnest Money), have Seller reimburse Purchaser for all of its actual, third-party, documented costs and expenses in (including, without limitation, reasonable legal fees and financing costs and fees) in connection with pursuing, negotiating and performing diligence in connection with this transaction contemplated for in this Agreement, up to Two Hundred Thousand Dollars ($200,000.00) in the aggregate; provided, that if specified performance is unavailable because Seller has sold the Property to a third party in violation of this Agreement, Purchaser shall be permitted to sue Seller for direct and actual damages (but not consequential or punitive damages).
6.3    Notice of Default; Opportunity to Cure. Neither Seller nor Purchaser shall be deemed to be in default hereunder until and unless such party has been given written notice of its failure to comply with the terms hereof and thereafter does not cure such failure within five (5) business days after receipt of such notice; provided, however, that this Section 6.3 (i) shall not be applicable to a Purchaser’s failure to deposit the Earnest Money on the date required hereunder or to a party’s failure to make any deliveries required of such party, including the Purchase Price, on the Closing Date and, accordingly, (ii) shall not have the effect of extending the due date of the Earnest Money hereunder or the Closing Date.
6.4    Recoverable Damages. Notwithstanding Sections 6.1 and 6.2 hereof, in no event shall the provisions of Sections 6.1 and 6.2 limit the damages recoverable by either party against the other party due to the other party’s express obligation to indemnify such party in accordance with Section 8.1 of this Agreement.
ARTICLE VII

RISK OF LOSS
7.1    Minor Damage. In the event of loss or damage to the Property or any portion thereof which is not “major” (as defined in Section 7.3 hereof), this Agreement shall remain in full force and effect provided Seller performs any necessary repairs or, at Seller’s option, assigns to Purchaser all of Seller’s assignable right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended by up to thirty (30) days in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy(ies). Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.2    Major Damage. In the event of a “major” loss or damage, Purchaser may terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser. If Purchaser has not elected to terminate this Agreement within ten (10) days after Seller has sent Purchaser written notice of the occurrence of major loss or damage, then Purchaser shall be deemed to have elected to proceed with Closing, in which event Seller shall, at Seller’s option, either (a) perform any necessary repairs, or (b) assign to Purchaser all of Seller’s assignable right, title and interest to any claims and proceeds Seller may have with respect to any casualty insurance policies or condemnation awards relating to the premises in question. If Seller elects to perform repairs upon the Property, Seller shall use reasonable efforts to complete such repairs promptly and the Closing Date shall be extended by up to thirty (30) days in order to allow for the completion of such repairs. If Seller elects to assign a casualty claim to Purchaser, the Purchase Price shall be reduced by an amount equal to the deductible amount under Seller’s insurance policy(ies). Upon Closing, full risk of loss with respect to the Property shall pass to Purchaser.
7.3    Definition of “Major” Loss or Damage. For purposes of Sections 7.1 and 7.2, “major” loss or damage refers to the following: (a) loss or damage to the Property or any portion thereof such that the cost of repairing or restoring the premises in question to a condition substantially identical to that of the premises in question prior to the event of damage would be equal to or greater than Ten Million and No/100 Dollars ($10,000,000.00), (b) loss or damage to the Property or any portion thereof that gives such tenants who occupy, in aggregate, in excess of ten percent (10%) of the rentable square footage of the Property the right to terminate their Tenant Leases, (c) loss or damage to the Property or any portion thereof that gives any party to the Ground Lease Documents the right to terminate the Ground Lease Documents, or (d) any loss due to a condemnation which (i) materially adversely affects access to any portion of the Property, (ii) reduces the parking spaces that constitute any part of the Property to a number below which is required by applicable law, any Tenant Lease or the Ground Lease Documents (whichever is greater), or (iii) materially impairs use of the Property.
ARTICLE VIII

COMMISSIONS
8.1    Brokerage Commissions. Each of Purchaser and Seller represents and warrants to the other that it has not dealt with any broker or agent in the negotiation of this transaction except Cushman & Wakefield (“Broker”) (to which Broker Seller shall pay a commission upon Closing pursuant to a separate agreement). Seller agrees that if any person or entity makes a claim against Purchaser or asserts any lien or any other right against the Property for brokerage commissions or finder’s fees related to the sale of any of the Property by Seller to Purchaser, and such claim is made by, through, or on account of any acts or alleged acts of Seller and/or any of its representatives, Seller shall protect, indemnify, defend, and hold the Purchaser free and harmless from and against any and all loss, liability, cost, damage, and expense (including reasonable attorneys’ fees) in connection therewith. Purchaser agrees that if any person or entity makes a claim against Seller or asserts a lien or any other right against the Property, for brokerage commissions or finder’s fees related to the sale of the Property by Seller to Purchaser, and such claim is made by, through, or on account of any acts or alleged acts of Purchaser and/or any of its representatives, Purchaser shall protect, indemnify, defend and hold Seller free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorneys’ fees) in connection therewith. The provisions of this Section 8.1 shall survive Closing or any termination of this Agreement.
ARTICLE IX

DISCLAIMERS AND WAIVERS

9.1    No Reliance on Documents. Except as expressly stated herein, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that, except as expressly stated herein, all materials, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information by Purchaser shall be at the sole risk of Purchaser, except as otherwise expressly stated herein. Without limiting the generality of the foregoing provisions, Purchaser acknowledges and agrees that, except as expressly stated herein, (a) any environmental or other report with respect to the Property which is delivered by Seller to Purchaser shall be for general informational purposes only, (b) Purchaser shall not have any right to rely on any such report delivered by Seller to Purchaser, but rather shall rely on its own inspections and investigations of the Property and any reports commissioned by Purchaser with respect thereto, and (c) neither Seller, any affiliate of Seller nor the person or entity which prepared any such report delivered by Seller to Purchaser shall have any liability to Purchaser for any inaccuracy in or omission from any such report. The provisions of this Section 9.1 shall survive Closing or any termination of this Agreement.
9.2    DISCLAIMERS. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT CLOSING PURSUANT TO SECTIONS 4.2 AND 4.3 HERETO (THE “CLOSING DOCUMENTS”), IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESSED OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S LIMITED WARRANTY OF TITLE TO BE SET FORTH IN THE DEEDS AND THE GROUND LEASE ASSIGNMENT), ZONING, TAX CONSEQUENCES, LATENT OR PATENT PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE DELIVERIES OR ANY OTHER INFORMATION PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS,” EXCEPT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND THE CLOSING DOCUMENTS. PURCHASER HAS NOT RELIED AND SHALL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESSED OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, THE DELIVERIES) MADE OR FURNISHED BY SELLER, THE MANAGER OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, UNLESS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS.

PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR SHALL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND SHALL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AND ITS PARTNERS’ RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AND ITS PARTNERS’ RESPECTIVE OFFICERS, DIRECTORS, PARTNERS, MEMBERS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY.
PURCHASER AGREES THAT SHOULD ANY CLEANUP, REMEDIATION OR REMOVAL OF HAZARDOUS MATERIALS OR OTHER ENVIRONMENTAL CONDITIONS ON THE PROPERTY BE REQUIRED AFTER THE CLOSING DATE, SUCH CLEAN-UP, REMOVAL OR REMEDIATION SHALL BE THE RESPONSIBILITY OF AND SHALL BE PERFORMED AT THE SOLE COST AND EXPENSE OF PURCHASER.
ARTICLE X

MISCELLANEOUS
10.1    Confidentiality. Prior to Closing, Purchaser and its representatives shall hold in strictest confidence all data and information obtained with respect to Seller or its business that is not otherwise generally known or available from sources other than the Deliveries, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that it is understood and agreed that Purchaser may disclose such data and information to the employees, consultants, accountants and attorneys of Purchaser, Purchaser’s potential investors and lenders and each of their respective employees, consultants, accountants and attorneys provided that such persons have been advised to treat data and information confidentially. If this Agreement is terminated or Purchaser fails to perform hereunder, Purchaser shall promptly return to Seller or otherwise destroy any statements, documents, schedules, exhibits or other written information obtained from Seller in connection with this Agreement or the transaction contemplated herein. In the event of a breach or threatened breach by Purchaser or its agents or representatives of this Section 10.1, Seller shall be entitled to an injunction restraining Purchaser or its agents or representatives from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Seller from pursuing any other available remedy at law or in equity for such breach or threatened breach. The provisions of this Section 10.1 shall survive Closing or any termination of this Agreement.
10.2    Public Disclosure. Prior to Closing, any release to the public of information with respect to the sale contemplated herein or any matters set forth in this Agreement shall be made only in the form approved by Purchaser and Seller; provided that Seller shall be entitled to make such disclosures as Seller’s legal counsel shall determine are advisable or required by law or consistent with Seller’s previous practices (by way of example and not limitation, 8K or other filings).
10.3    Discharge of Obligations. The acceptance of the Deeds and the Ground Lease Assignment by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.
10.4    Assignment. Seller may assign its rights and obligations under this Agreement in connection with and pursuant to any internal transfers affecting the direct or indirect interests in Seller without Purchaser’s consent or approval and upon prior written notice to Purchaser so long as, following the consummation of any such internal transfer, Seller continues to be controlled by Cousins Properties Incorporated and the assignee assumes all obligations of Seller hereunder. Purchaser may not assign its rights under this Agreement to anyone other than a Permitted Assignee (as defined in this Section 10.4 below) without first obtaining Seller’s written approval which may be given or withheld in Seller’s sole discretion. Subject to the conditions set forth in this Section 10.4, Purchaser may assign its rights under this Agreement to a Permitted Assignee without the prior written consent of Seller. If Purchaser desires to assign its rights under this Agreement to a Permitted Assignee, Purchaser shall send written notice to Seller at least five (5) business days prior to the effective date of such assignment stating the name and, if applicable, the constituent persons or entities of the Permitted Assignee. Such assignment shall not become effective until such Permitted Assignee executes an instrument reasonably satisfactory to Seller in form and substance whereby the Permitted Assignee makes each of the representations and warranties made by Purchaser in this Agreement and expressly assumes each of the obligations of Purchaser under this Agreement, including specifically, without limitation, all obligations concerning the Earnest Money. No assignment shall release or otherwise relieve Purchaser from any obligations hereunder, and Purchaser named herein shall remain primarily liable to Seller for the performance of any such liabilities or obligations notwithstanding any such assignment or transfer. Notwithstanding the foregoing, no assignment or transfer by Purchaser will be permitted, whether to a Permitted Assignee or otherwise, if such assignment or transfer would, in Seller’s opinion, cause the transactions contemplated by this Agreement to violate any provision of applicable law. For purposes of this Section 10.4, the term “Permitted Assignee” shall mean a limited liability company which is controlled by or under common co-control with Purchaser and/or Carter Validus Operating Partnership II L.P.
10.5    Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, or (b) reputable overnight delivery service with proof of delivery, or (c) United States Mail, postage prepaid, registered or certified mail, return receipt requested, or (d) e-mail transmission sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of e-mail transmission, as of the date of the e-mail transmission provided that an original of such notice sent by e-mail transmission is also sent to the intended addressee by means described in clauses (a), (b) or (c) above within twenty four (24) hours of the original e-mail transmission. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows:
If to Seller:    c/o Cousins Properties Incorporated
    191 Peachtree Street, NE
    Suite 500
    Atlanta, Georgia 30303
    Attn: Colin Connolly and Pamela F. Roper, Esq.
    E-mail: ColinConnolly@cousinsproperties.com;
         PamRoper@cousinsproperties.com
with a copy to:    Eversheds Sutherland (US) LLP
999 Peachtree Street, NE
Atlanta, Georgia 30309
Attn: Kristina Kopf Thomas, Esq.
E-mail: KristinaThomas@eversheds-sutherland.com
If to Purchaser:    Carter Validus Properties II, LLC
Delaware limited liability company
4890 W. Kennedy Blvd.
Suite 650
Tampa, FL 33609
Attn: Lisa Collado
Telephone: (813) 316-4244
Facsimile: (813) 287-0397
Email: lcollado@cvreit.com

with a copy to:    GrayRobinson, P.A.
401 E. Jackson Street, Suite 2700
Tampa, Florida 33602
Attention: Stephen L. Kussner, Esquire
Telephone: (813) 273-5296
Facsimile: (813) 273-5145
Email: stephen.kussner@gray-robinson.com

10.6    Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.
10.7    Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located. The final day of any such period shall be deemed to end at 5 p.m. (local time at the Property).
10.8    Successors and Assigns. Subject to Section 10.4 hereof, the terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto.
10.9    Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter.
10.10    Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart.
10.11    Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.
10.12    Applicable Law. This Agreement is performable in the state in which the Property is located and shall in all respects be governed by, and construed in accordance with, the substantive federal laws of the United States and the laws of such state. Purchaser and Seller agrees that the provisions of this Section 10.12 shall survive the Closing of the transaction contemplated by this Agreement.

10.13    No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and shall be for the benefit of Seller and Purchaser (and any Permitted Assignee) only and are not for the benefit of any third party, and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.
10.14    Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

(1)	Exhibit A-1	- Legal Description of the Land (Fee Property)
(2)	Exhibit A-2	- Legal Description of the Land (Leasehold Estate)
(4)	Exhibit B-1	- Schedule of Tenant Leases
(5)	Exhibit B-2	- Permitted Lease Actions
(6)	Exhibit C-1	- Schedule of Operating Agreements
(7)	Exhibit C-2	- Permitted Operating Agreement Actions
(8)	Exhibit D	- Tenant Inducement Costs
(9)	Exhibit E-1	- Form of Tenant Estoppel
(10)	Exhibit E-2	- Form of Seller Tenant Lease Estoppel
(11)	Exhibit F	- Form of Deed
(12)	Exhibit G	- Form of Ground Lease Assignment
(13)	Exhibit H	- Form of Tenant Lease Assignment
(14)	Exhibit I	- Form of Bill of Sale
(15)	Exhibit J-1	- Ground Lease Documents
(16)	Exhibit J-2	- Form of Ground Lease Estoppel
(17)	Exhibit J-3	- Form of Seller Ground Lease Estoppel
(18)	Exhibits K	- Form of SEC Letter
(19)	Exhibit L-1	- Form of Bridge Estoppel
(20)	Exhibit L-2	- Form of Seller Bridge Estoppel
(21)	Schedule 5.1(b)	- Schedule of Pending Actions

10.15    Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof.
10.16    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
10.17    Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement.
10.18    Survival. The provisions of the following Sections of this Agreement shall survive Closing and shall not be merged into the execution and delivery of the Deeds and the Ground Lease Assignment: 3.1(b); 4.2(n); 4.4; 5.2; 5.3; 5.6; 5.7; 8.1; 9.1; 9.2; and, except for Sections 10.1, 10.2 and 10.19, all the Sections contained in this Article X.
10.19    Exchange. Purchaser and Seller each acknowledge that either Seller or Purchaser may elect to structure this transaction as part of an overall transaction intended to be an exchange of like-kind properties (“Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, and the regulations and proposed regulations thereunder. The parties hereby agree that if either party (the “Electing Party”) wishes to make such election, it must do so prior to Closing by delivering written notice to the other party (the “Non-Electing Party”) at least three (3) business days prior to Closing. The Non-Electing Party agrees to reasonably cooperate with the Electing Party at no cost or expense to the Non-Electing Party in connection with the Exchange and shall at Closing acknowledge having received notice of the Electing Party’s transfer of its rights (but not its obligations) under this Agreement to a “qualified intermediary,” but only on the condition that the following terms and conditions are satisfied:
(a)    There shall be no liability to the Non-Electing Party, and the Non-Electing Party shall have no obligation to take title to any property in connection with the Exchange;
(b)    The Electing Party shall in all events be responsible for all costs and expenses related to the Exchange, including those of the Non-Electing Party, and shall fully indemnify, defend and hold the Non-Electing Party harmless from and against any and all liability, claim, damages, expenses (including reasonable attorneys’ fees), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to the Exchange that would not have been incurred by the Non- Electing Party if the transaction had occurred without structuring it as an Exchange;
(c)    In no way shall the Closing be contingent upon or otherwise subject to or delayed by the consummation of the Exchange, and the Electing Party shall not be relieved of its obligation to timely perform in accordance with the terms of this Agreement notwithstanding any failure, for any reason, of the Exchange to be consummated;
(d)    The Non-Electing Party shall have no responsibility or liability to any third party involved in the Exchange;
(e)    The Non-Electing Party shall not be required to make any representations or warranties nor assume any obligations or liabilities, nor incur any liability, cost or expense whatsoever in connection with the Exchange;
(f)    The Exchange shall not release the Electing Party from any representation, warranty, covenant or obligation of the Electing Party or diminish any right or remedy of the Non-Electing Party with respect to the Electing Party;

(g)    The Exchange shall not adversely affect the Non-Electing Party in any respect or change any of the economic terms and conditions of the transaction with respect to the Non-Electing Party; and
(h)    The Non-Electing Party shall not be responsible for compliance with or be deemed to have made any representation or warranty with respect to the Exchange or its compliance with applicable laws.
10.20    TIME OF ESSENCE. TIME IS OF THE ESSENCE WITH RESPECT TO EACH AND EVERY PROVISION OF THIS AGREEMENT.
10.21    SEC Information. Seller acknowledges that Purchaser is, or may elect to assign all of its right, title and interest in and to the Agreement to a company that is subject to the requirements of the Exchange Act and/or the Securities Act (a “Registered Company”) promoted by the Purchaser or to an affiliate of a Registered Company (a “Registered Company Affiliate”). In the event Purchaser is a Registered Company or Purchaser’s assignee under the Contract is a Registered Company or a Registered Company Affiliate, the Registered Company will be required to make certain filings with the U.S. Securities and Exchange Commission (“SEC”) required under SEC Rule 3-14 of Regulation S-X (the “SEC Filings”) that relate to previous fiscal years for the Property. To assist the Registered Company with the preparation of the SEC Filings, Seller agrees to, and shall, provide Purchaser and the Registered Company with such reasonably requested financial information regarding the Property and/or the tenants and any subtenants for the years reasonably requested by Purchaser, the Registered Company, and/or Purchaser’s or the Registered Company’s auditors. Such information may include, but is not limited to, bank statements, operating statements, general ledgers, cash receipts schedules, invoices for expenses and capital improvements, insurance documentation, and accounts receivable aging related to the Property and/or the tenants (“SEC Filing Information”). To the extent that such SEC Filing Information is in Seller’s possession and control, Seller shall deliver the SEC Filing Information reasonably requested by Purchaser, the Registered Company and/or Purchaser’s or the Registered Company’s auditors prior to the expiration of the Inspection Period, and Seller agrees to reasonably cooperate with Purchaser, the Registered Company and Purchaser’s or the Registered Company’s auditors regarding any inquiries by Purchaser, the Registered Company and Purchaser’s or the Registered Company’s auditors following receipt of such information, including delivery by Seller of an executed representation letter prior to Closing in form and substance requested by Purchaser’s or the Registered Company’s auditors and reasonably acceptable to Seller (“SEC Filings Letter”). A sample SEC Filings Letter is attached to the Contract as Exhibit K; however, Purchaser’s and/or the Registered Company’s auditors may request additions and/or revisions to such letter following review of the SEC Filing Information provided by Seller, which shall be subject to Seller’s review. Seller consents to the disclosure of the SEC Filing Information in any SEC Filings by the Registered Company. Seller’s obligations under this Section 10.21 shall survive the Closing and not be merged therein.
10.22    Contracts. Seller shall not enter into any option or agreement for the sale of the Property to a party other than Purchaser or its assign (including any so-called “back-up” contracts which are expressly prohibited) prior to the termination of this Agreement.

[signature page follows]

SELLER:
250 WILLIAMS STREET LLC,
a Georgia limited liability company
By: /s/ Colin Connolly
Name: Colin Connolly
Title: Executive Vice President
PURCHASER:
CARTER VALIDUS PROPERTIES II, LLC,
a Delaware limited liability company

By:/s/ Lisa Collado
Name: Lisa Collado
Title: Vice President

EXHIBIT A-1
LEGAL DESCRIPTION OF THE LAND
(FEE PROPERTY)
All that tract or parcel of land lying and being in Land Lot 78 of the 14th District of Fulton County, Georgia and being more particularly described as follows:
Beginning at the point of intersection of the northern right-of-way line of Harris Street (having a 60-foot right-of-way) with the western right-of-way line of Williams Street (having a 60-foot right-of-way), and running thence North 89 degrees 49 minutes 42 seconds West, along said right-of-way line of Harris Street, a distance of 387.30 feet to the point of intersection of said right-of-way line of Harris Street with the eastern right-of-way line of Centennial Olympic Park Drive f/k/a Techwood Drive (having a 60-foot right-of-way); thence North 00 degrees 44 minutes 41 seconds East, along said right-of-way line of Centennial Olympic Park Drive f/k/a Techwood Drive, a distance of 407.09 feet to the point of intersection of right-of-way line of Centennial Olympic Park Drive f/k/a Techwood Drive with the southern right-of-way line of Baker Street (having a 60-foot right-of-way); thence South 89 degrees 31 minutes 45 seconds East, along said right-of-way line of Baker Street, a distance of 385.21 feet to the point of intersection of said right-of-way line of Baker Street with said right-of-way line of Williams Street; thence South 00 degrees 27 minutes 07 seconds West, along said right-of-way line of Williams Street, a distance of 145.22 feet to a point on said right-of-way line of Williams Street; thence leaving said right-of-way line of Williams Street, and running North 89 degrees 31 minutes 49 seconds West a distance of 115.00 feet to a point; thence South 00 degrees 28 minutes 11 seconds West a distance of 31.34 feet to a point; thence North 89 degrees 31 minutes 49 seconds West a distance of 9.94 feet to a point; thence South 00 degrees 34 minutes 51 seconds West a distance of 33.42 feet to a point; thence South 89 degrees 01 minute 59 seconds East a distance of 125.03 feet to a point on sad right-of-way line of Williams Street; thence South 00 degrees 27 minutes 07 seconds West, along said right-of-way line of Williams Street, a distance of 194.00 feet to the Point of Beginning.
The above-described property is shown as 3.42050 acres on and is described according to plat of survey prepared for JPMorgan Chase Bank, N.A., its successors and assigns, J.P. Morgan Mortgage Capital Inc., 250 Williams Street LLC and Piedmont Title Insurance Agency, Inc. as agent for First American Title Insurance Company, by V.T. Hammond, Georgia Registered Land Surveyor No. 2554, Watts & Browning Engineers, Inc., dated June 15, 1998, last revised August 20, 2007, which said plat of survey is incorporated herein by this reference and made a part of this description.
EASEMENTS AND OTHER INTERESTS IN REAL PROPERTY CONTAINED IN THAT CERTAIN BRIDGE AGREEMENT BETWEEN THE CITY OF ATLANTA, THE ATLANTA APPAREL MART AND INFORUM, LTD., DATED AUGUST 31, 1987, RECORDED IN DEED BOOK 11051. PAGE 100, AFORESAID RECORDS; AS RERECORDED IN DEED BOOK 11128, PAGE 89. AFORESAID RECORDS; AGREEMENT BETWEEN THE ATLANTA APPAREL MART AND INFORUM ASSOCIATES, DATED OCTOBER 20, 1987, RECORDED IN DEED BOOK 11131, PAGE 319. AFORESAID RECORDS; AS MODIFIED BY AGREEMENT RE MODIFICATION OF BRIDGE AGREEMENT BETWEEN AMC. INC. AND EQUITABLE LIFE ASSURANCE OF THE UNITED STATES, DATED APRIL 22, 1999, RECORDED IN DEED BOOK 26975, PAGE 81, AFORESAID RECORDS.

A-1

EXHIBIT A-2
LEGAL DESCRIPTION OF THE LAND
(LEASEHOLD ESTATE)
ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING IN LAND LOT 78 OF THE 14TH DISTRICT OF FULTON COUNTY, GEORGIA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT LOCATED ON THE WESTERN RIGHT-OF-WAY LINE OF WILLIAMS STREET (HAVING A 60-FOOT RIGHT-OF-WAY), SAID POINT BEING LOCATED NORTH 00 DEGREES 27 MINUTES 07 SECONDS EAST A DISTANCE OF 194.00 FEET, AS MEASURED ALONG SAID RIGHT-OF-WAY OF WILLIAMS STREET, FROM THE POINT OF INTERSECTION OF SAID RIGHT-OF-WAY LINE OF WILLIAMS STREET WITH THE NORTHERN RIGHT-OF-WAY LINE OF HARRIS STREET (HAVING A 60-FOOT RIGHTOF- WAY); AND RUNNING THENCE NORTH 89 DEGREES 01 MINUTE 59 SECONDS WEST A DISTANCE OF 125.03 FEET TO A POINT; THENCE NORTH 00 DEGREES 34 MINUTES 51 SECONDS EAST A DISTANCE OF 33.42 FEET TO A POINT; THENCE SOUTH 89 DEGREES 31 MINUTES 49 SECONDS EAST A DISTANCE OF 9.94 FEET TO A POINT; THENCE NORTH 00 DEGREES 28 MINUTES 11 SECONDS EAST A DISTANCE

A-2

EXHIBIT B-1
SCHEDULE OF TENANT LEASES

American Cancer Society

•	Lease Agreement dated as of August 1, 2006 by and between Cousins Properties Inc. and American Cancer Society, Inc.

•	First Amendment to Lease Agreement dated as of February 7, 2007 by and between Cousins Properties Inc., a Georgia corporation and American Cancer Society, Inc., a New York not-for-profit corporation.

•	Second Amendment to Lease Agreement dated as of June 6, 2007 by and between Cousins Properties Inc., a Georgia corporation and American Cancer Society, Inc., a New York not-for-profit corporation.

•
Third Amendment to Lease Agreement dated as of October 8, 2007 by and between 250 Williams Street LLC, a Georgia limited liability company and American Cancer Society, Inc., a New York not-for-profit corporation.

•	Fourth Amendment to Lease Agreement dated as of December 1, 2007 by and between 250 Williams Street, LLC and American Cancer Society, Inc.

•	Fifth Amendment to Lease Agreement dated as of June 15, 2010 by and between 250 Williams Street, LLC and American Cancer Society, Inc.

•	Sixth Amendment to Lease Agreement dated as of March 8, 2012 by and between 250 Williams Street, LLC and American Cancer Society, Inc.

•
Seventh Amendment to Lease Agreement dated as of November 30, 2012 by and between 250 Williams Street LLC, a Georgia limited liability company and American Cancer Society, Inc., a New York corporation.

•	Eighth Amendment to Lease Agreement dated as of October 26, 2015 by and between 250 Williams Street, LLC, a Georgia limited liability company and American Cancer Society, Inc., a New York Corporation.

•	Ninth Amendment to Lease Agreement dated as of July 12, 2016 by and between 250 Williams Street, LLC, a Georgia limited liability company and American Cancer Society, Inc., a New York Corporation.

CenturyLink fka Savvis fka Cable and Wireless

•	Lease agreement dated as of July 16, 1999 by and between Cousins Properties Incorporated and Cable & Wireless USA, Inc., a District of Columbia corporation

•	First Amendment to lease dated as of April 5, 2001 by and between Cousins Properties Incorporated, a Georgia corporation and Cable & Wireless USA, Inc., a District of Columbia corporation

•	Second Amendment to lease dated as of October 1, 2004 by and between Cousins Properties Incorporated, a Georgia corporation and SAVVIS, Inc., a Missouri corporation

•
Third Amendment to lease dated as of May 5, 2014 by and between 250 Williams Street, LLC, a Georgia corporation and SAVVIS Communications Corporation, a Missouri corporation d/b/a CenturyLink Technology Solutions

•
Fourth Amendment to lease dated as of May 5, 2014 by and between 250 Williams Street, LLC, a Georgia corporation and SAVVIS Communications Corporation, a Missouri corporation d/b/a CenturyLink Technology Solutions

Georgia Lottery Corporation

•
Lease Agreement dated as of April 15, 1993 by and between Inforum Associates, a Georgia general partnership, and Georgia Lottery Corporation, a body politic and an instrumentality of the State of Georgia.

•
First Amendment to Lease Agreement dated as of July 1, 1993 by and between Inforum Associates, a Georgia general partnership and Georgia Lottery Corporation, a body politic and an instrumentality of the State of Georgia.

•
Second Amendment to Lease Agreement dated as of February 26, 2002 by and between Cousins Properties Inc, a Georgia corporation and Georgia Lottery Corporation, a body politic and an instrumentality of the State of Georgia.

•	Third Amendment to Lease Agreement dated as of July 1, 2008 by and between 250 Williams St LLC, and Georgia Lottery Corporation, a body politic and an instrumentality of the State of Georgia.

•	Fourth Amendment to Lease Agreement dated as of September 18, 2008 by and between 250 Williams St LLC, and Georgia Lottery Corporation, a body politic and an instrumentality of the State of Georgia.

•
Fifth Amendment to Lease Agreement dated as of September 3, 2013 by and between 250 Williams Street LLC, a Georgia limited liability company and Georgia Lottery Corporation, a body corporate and politic and an instrumentality of the State of Georgia.

•
Sixth Amendment to Lease Agreement dated as of April 3, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company and Georgia Lottery Corporation, a body corporate and politic and an instrumentality of the State of Georgia.

•
Seventh Amendment to Lease Agreement dated as of August 21, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company and Georgia Lottery Corporation, a body corporate and politic and an instrumentality of the State of Georgia.

•	Eighth Amendment to Lease Agreement dated as of October 15, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company and Georgia Lottery Corporation.

Inteliquent Inc fka Neutral Tandem

•	Lease Agreement dated as of March 31, 2005 by and between Cousins Properties Inc, and Neutral Tandem, Inc.

•
First Amendment to Lease Agreement dated as of August 4, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company and Inteliquent Inc, a Delaware corporation formerly known as Neutral Tandem, Inc.

Internap Network Services

•	Lease Agreement dated as of January 10, 2000 by and between Cousins Properties Inc, a Georgia Corporation, and CO Space Properties, LLC, a Delaware limited liability company.

•	First Amendment to Lease Agreement dated as of May 5, 2000 by and between Cousins Properties Inc, a Georgia corporation and CO Space Properties, LLC, a Delaware limited liability company.

•	Second Amendment to Lease Agreement dated as of October 31, 2002 by and between Cousins Properties Inc, a Georgia corporation and CO Space Properties, LLC, a Delaware limited liability company.

•	Third Amendment to Lease Agreement dated as of June 18, 2004 by and between Cousins Properties Inc, a Georgia corporation and CO Space Properties, LLC, a Delaware limited liability company.

•	Fourth Amendment to Lease Agreement dated as of October 1, 2004 by and between Cousins Properties Inc, a Georgia corporation and CO Space Properties, LLC, a Delaware limited liability company.

•	Fifth Amendment to Lease Agreement dated as of March 28, 2005 by and between Cousins Properties Inc, a Georgia corporation and CO Space Properties, LLC, a Delaware limited liability company.

•
Sixth Amendment to Lease Agreement dated as of June 13, 2008 by and between 250 Williams St LLC, a Georgia limited liability company and CO and CO Space Properties, LLC, a Delaware limited liability company.

•
Seventh Amendment to Lease Agreement dated as of November 10, 2008 by and between 250 Williams St LLC, a Georgia limited liability company and CO and CO Space Properties, LLC, a Delaware limited liability company.

•
Eighth Amendment to Lease Agreement dated as of February 26, 2009 by and between 250 Williams St LLC, a Georgia limited liability company and CO and CO Space Properties, LLC, a Delaware limited liability company.

•
Ninth Amendment to Lease Agreement dated as of October 29, 2012 by and between 250 Williams St LLC, a Georgia limited liability company and CO Space Properties, LLC, a Delaware limited liability company.

•
Tenth Amendment to Lease Agreement dated as of October 6, 2014 by and between 250 Williams St LLC, a Georgia limited liability company and Internap Network Services Corporation, a Delaware corporation.

•
Eleventh Amendment to Lease Agreement dated as of October 26, 2015 by and between 250 Williams St LLC, a Georgia limited liability company and Internap Network Services Corporation, a Delaware corporation.

•	Twelfth Amendment to Lease Agreement dated as of July 5, 2016 by and between 250 Williams St LLC, a Georgia limited liability company and Internap Network Services Corporation, a Delaware corporation.

Island News Stand

•	Lease Agreement dated as of September 10, 1992 by and between Inforum Associates, a Georgia general partnership and Peachtree New Stand, Inc., a Georgia corporation.

•
The assignment of lease and amendment to lease dated as of April 16, 1993 by and between Inforum Associates, a Georgia general partnership, Peachtree News Stand, Inc., a Georgia corporation and Island News Stand, Inc., a Georgia Corporation.

•	Second Amendment to Lease Agreement dated as of December 1, 2002 by and between Cousins Properties Incorporated, a Georgia corporation, and Island News Stand Inc, a Georgia corporation.

•	Third Amendment to Lease Agreement dated as of January 24, 2006 by and between Cousins Properties Incorporated, a Georgia corporation, and Island News Stand Inc, a Georgia corporation.

•	Fourth Amendment to Lease Agreement dated as of February 20, 2007 by and between Cousins Properties Incorporated, a Georgia corporation, and Island News Stand Inc, a Georgia corporation.

•	Fifth Amendment to Lease Agreement dated as of March 20, 2007 by and between Cousins Properties Incorporated, a Georgia corporation, and Island News Stand Inc, a Georgia corporation.

•	Sixth Amendment to Lease Agreement dated as of September 21, 2007 by and between 250 Williams Street LLC and Island News Stand, Inc.

•
The assignment and assumption of lease and amendment to lease dated as of July 16, 2008 by and among 250 Williams Street LLC, a Georgia limited liability company, Island News Stand, Inc., a Georgia corporation, and Ray P. Lewis and Mariam H. Lewis.

•
The assignment and assumption of, and Eighth Amendment to, Lease Agreement dated as of February 22, 2012 by and between 250 Williams Street LLC, Ray P. Lewis and Mariam H. Lewis, and Island News Stand, Inc.

•	Ninth Amendment to Lease Agreement dated as of May 14, 2015 by and between 250 Williams Street LLC, a Georgia limited liability company, and Island News Stand Inc, a Georgia corporation.

•	Tenth Amendment to Lease Agreement dated as of June 13, 2016 by and between 250 Williams Street LLC, a Georgia limited liability company, and Island News Stand Inc, a Georgia corporation.

Level 3 Communications

•	Lease Agreement dated as of June 9, 1995 by and between The Equitable Life Assurance Society of the United States and Allnet Communication Services, Inc.

•
First Amendment to Lease Agreement dated as of March 6, 1996 by and between The Equitable Life Assurance Society of the United States and Frontier Communications Services, Inc, a Michigan corporation: formerly known as Allnet Communication Services, Inc.

•
Second Amendment to Lease Agreement dated as of January 7, 1996 by and between The Equitable Life Assurance Society of the United States and Frontier Communications Services, Inc, a Michigan corporation: formerly known as Allnet Communication Services, Inc.

•
Third Amendment to Lease Agreement dated as of November 3, 1998 by and between The Equitable Life Assurance Society of the United States and Frontier Communications Services, Inc, a Michigan corporation.

•	Lease Agreement dated as of November 3, 1998 by and between The Equitable Life Assurance Society of the United States and Level 3 Communications, LLC.

•	Lease Agreement dated as of February 5, 1999 by and between The Equitable Life Assurance Society of the United States and Focal Communications Corporation.

•	First Amendment to Lease Agreement dated as of May 11, 1999 by and between The Equitable Life Assurance Society of the United States and Focal Communications Corporation.

•	Second Amendment to Lease Agreement dated as of June 27, 2003 by and between Cousins Properties Incorporated, a Georgia Corporation and Focal Communications Corporation, a Delaware corporation.

•	Fourth Amendment to Lease Agreement dated as of December 23, 2004 by and between Cousins Properties Incorporated, a Georgia Corporation and Global Crossing Telecommunications, Inc.

•	Fifth Amendment to Lease Agreement dated as of August 18, 2005 by and between Cousins Properties Incorporated, a Georgia Corporation and Global Crossing Telecommunications, Inc.

•	Third Amendment to Lease Agreement dated as of May 24, 2007 by and between Cousins Properties Incorporated, a Georgia corporation and Level 3 Communications, LLC, a Delaware limited liability company.

•
First Amendment to Lease Agreement dated as of November 17, 2008 by and between 250 Williams Street LLC, A Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

•
Second Amendment to Lease Agreement dated as of February 18, 2011 by and between 250 Williams Street LLC, A Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

•
Third Amendment to Lease Agreement dated as of December 26, 2012 by and between 250 Williams Street LLC, A Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

•
Fourth Amendment to Lease Agreement dated as of December 26, 2012 by and between 250 Williams Street LLC, A Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

•
Sixth Amendment to Lease Agreement dated as of December 26, 2012 by and between 250 Williams Street LLC, A Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

•
Second Amendment to building access license agreement for communications services dated as of November 13, 2013 by and between 250 Williams Street LLC, a Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

•
Fourth Amendment to Lease Agreement dated as of November 14, 2013 by and between 250 Williams Street LLC, A Georgia limited liability company, and Level 3 Communications, LLC, a Delaware limited liability company.

MCI Metro Access

•	Lease dated as of October 31, 1995 by and between The Equitable Life Assurance Society of the US and MCIMetro Access Transmission Services, Inc.

•
First Amendment to lease dated as of April 21, 2003 by and between Cousins Properties Incorporated, a Georgia corporation, as successor-in-interest to the Equitable Life Assurance Society of the US and MCIMetro Access Transmission Services LLC, a Delaware limited liability company.

•
Second Amendment to lease dated as of July 27, 2005 by and between Cousins Properties Incorporated, a Georgia corporation, as successor-in-interest to the Equitable Life Assurance Society of the US and MCIMetro Access Transmission Services LLC.

•
Third Amendment to lease dated as of July 27, 2010 by and between 250 Williams St LLC, a Georgia Limited liability company, and MCIMetro Access Transmission Services LLC, a Delaware limited liability company.

•
Fourth Amendment to lease dated as of July 8, 2013 by and between 250 Williams St LLC, a Georgia Limited liability company, and MCIMetro Access Transmission Services LLC, a Delaware limited liability company.

•	Fifth Amendment to lease dated as of December 14, 2016 by and between 250 Williams St LLC, a Georgia Limited liability company, and MCI Communications Services, Inc., a Delaware corporation.

•
Fifth Amendment to lease dated as of January 5, 2016 by and between 250 Williams St LLC, a Georgia Limited liability company, and MCI Access Transmission Services LLC, a Delaware limited liability company.

National Center for Civil and Human Rights

•	Lease dated as of March 5, 2014 by and between 250 Williams St LLC and National Center for Civil and Human Rights, Inc.

Parkview Cafe

•	Lease dated as of July 12, 2005 by and between Cousins Properties Incorporated and Su Myong Kim and Kyung Geun Park, doing business as Parkview Café.

•	First Amendment to lease dated as of June 30, 2010 by and between 250 Williams St LLC, a Georgia limited liability company and Potomac Cuisinary Services, Inc., a Georgia corporation.

•
Second Amendment to lease dated as of November 3, 2015 by and between 250 Williams St LLC, a Georgia limited liability company and Potomac Cuisinary Services, Inc., a Georgia corporation dba Park View Café.

TelX Atlanta

•	Lease dated as of June 30, 2016 by and between 250 Williams St LLC, a Georgia limited liability company and TelX Atlanta 2, LLC.

US South Communications (InComm)

•	First Amendment to lease dated as of February 23, 1999 by and between Cousins Properties Incorporated and US South Communications, Inc.

•	License and Temporary Use Agreement dated as of March 27, 2000 by and between Cousins Properties Incorporated, a Georgia corporation, and US South Communications, Inc., a Georgia Corporation.

•	Second Amendment to lease dated as of May 2, 2000 by and between Cousins Properties Incorporated and US South Communications, Inc.

•
Third Amendment to lease dated as of February 13, 2002 by and between Cousins Properties Incorporated, a Georgia Corporation, as successor-in-interest to the Equitable Life Assurance Society of the United States and US South Communications, Inc., a Georgia corporation.

•	Fourth Amendment to lease dated as of December 12, 2002 by and between Cousins Properties Incorporated, a Georgia Corporation and US South Communications, Inc., a Georgia corporation.

•	Fifth Amendment to lease dated as of June 29, 2004 by and between Cousins Properties Incorporated, a Georgia Corporation and US South Communications, Inc., a Georgia corporation.

•	Sixth Amendment to lease dated as of December 1, 2004 by and between Cousins Properties Incorporated, a Georgia Corporation and US South Communications, Inc., a Georgia corporation.

•	Seventh Amendment to lease dated as of March 3, 2005 by and between Cousins Properties Incorporated, a Georgia Corporation and US South Communications, Inc., a Georgia corporation.

•	Eighth Amendment to lease dated as of November 8, 2005 by and between Cousins Properties Incorporated, a Georgia Corporation and US South Communications, Inc., a Georgia corporation.

•	Ninth Amendment to lease dated as of January 9, 2007 by and between Cousins Properties Incorporated, a Georgia Corporation and US South Communications, Inc., a Georgia corporation.

•	Tenth Amendment to lease dated as of May 23, 2007 by and between Cousins Properties Incorporated, a Georgia corporation and US South Communications, Inc., a Georgia corporation.

•	Eleventh Amendment to lease dated as of October 8, 2007 by and between 250 Williams Street LLC, a Georgia corporation, and US South Communications, Inc., a Georgia corporation.

•	License and Temporary Use Agreement dated as of February 14, 2008 by and between 250 Williams Street, LLC, a Georgia corporation, and US South Communications, Inc., a Georgia Corporation.

•
License and Temporary Use Agreement dated as of February 27, 2009 by and between 250 Williams Street, LLC, a Georgia limited liability company, and US South Communications, Inc., a Georgia Corporation.

•	License and Temporary Use Agreement dated as of August 31, 2009 by and between 250 Williams Street LLC, a Georgia Limited liability company, and US South Communications, Inc., a Georgia Corporation.

•	License and Temporary Use Agreement dated as of March 18, 2010 by and between 250 Williams Street LLC, a Georgia Limited liability company, and US South Communications, Inc., a Colorado Corporation.

•	License and Temporary Use Agreement dated as of May 26, 2010 by and between 250 Williams Street LLC, a Georgia Limited liability company, and US South Communications, Inc., a Colorado Corporation.

•	Twelfth Amendment to lease dated as of August 18, 2010 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•	License and temporary use agreement dated as of October 2, 2013 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
First Amendment to license and temporary use agreement dated as of November 28, 2013 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
Second Amendment to license and temporary use agreement dated as of June 16, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
First Amendment to license and temporary use agreement dated as of October 16, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•	License and temporary use agreement dated as of October 16, 2014 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•	Fourteenth Amendment to lease dated as of April 3, 2015 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
First Amendment to license and temporary use agreement dated as of April 3, 2015 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
Third Amendment to license and temporary use agreement dated as of April 3, 2015 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•	Fifteenth Amendment to lease dated as of October 26, 2015 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
Second Amendment to license and temporary use agreement dated as of April 20, 2016 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•	Sixteenth Amendment to lease dated as of June 30, 2016 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

•
Third Amendment to license and temporary use agreement dated as of September 27, 2016 by and between 250 Williams Street LLC, a Georgia limited liability company, and US South Communications, Inc., a Colorado corporation.

Verizon Wireless (MCI WorldCom)

•	Lease agreement dated as of April 12, 1994 by and between Inforum Associates, a Georgia general partnership and MFS Intelenet of Georgia, Inc., a Delaware corporation.

•	First Amendment to lease agreement dated as of July 2, 1996 by and between The Equitable Life Assurance Society of the United States and MFS Intelenet of Georgia, Inc.

•
Second Amendment to lease agreement dated as of April 21, 2003 by and between Cousins Properties Incorporated, a Georgia corporation, as successor-in-interest to Inforum Associates, a Georgia general partnership, and MCI Worldcom Communications, Inc, a Delaware corporation.

•
Third Amendment to lease agreement dated as of May 5, 2009 by and between Cousins Properties Incorporated, a Georgia corporation, as successor-in-interest to Inforum Associates, a Georgia general partnership, and MCI Worldcom Communications, Inc, a Delaware corporation.

•
Fourth Amendment to lease agreement dated as of November 13, 2013 by and between 250 Williams Street LLC, a Georgia limited liability company, and MCI Communications Services, Inc., a Delaware corporation.

EXHIBIT B-2
PERMITTED LEASE ACTIONS

None.

EXHIBIT C-1
SCHEDULE OF OPERATING AGREEMENTS

Contractor/ Vendor	Work Performed	Contract Expires
ADDCO	Metal Maintenance	12/31/2020
Allied Universal Services f/k/a AlliedBarton	Building Security	10/31/2017
Altius Solutions	Pop Site Management.	02/28/2017
Altius Solutions	Brokerage Agreement	02/28/2017
Aqua-Trol / Momar Inc	Condenser and Chilled Water	12/31/2018
Brightview Landscape Services f/k/a The Brickman Group	Exterior Plant Care	12/31/2019
Electronic Tenant Solutions	Electronic Tenant Handbook	04/30/2018
Foliage Design Systems	Interior Plant Care	06/30/2017
ABM Janitorial Services f/k/a ICS Contract Services	Common Area Carpet Cleaning	12/31/2016
ABM Janitorial Services f/k/a ICS Contract Services	Building Cleaning	03/31/2017
Kone	Escalator Maintenance	06/30/2017
Lanier Parking Solutions	Parking Garage Management	06/30/2017
Mallory & Evans	HVAC Maintenance	04/30/2019
Mid America Metals	Wood Maintenance	12/31/2019
Mitec	Annual Fire Alarm/Life Safety Device Testing	12/31/2018
Muzak	Building Music Service	12/31/2020
Peachtree Pest Control	Pest Control	12/31/2019
Prime Power	Generator Maintenance	02/28/2018
Ricoh	Photocopier	08/31/2018
Siemens Industry, Inc.	Building Automation System Maintenance	01/31/2018
Sightline	Window Cleaning	12/31/2017
Synergy Internet Services Florida, LLC f/k/a Sago Networks	Wi-Fi Installation/Service	05/31/2016
Stone Specialty	Stone & Marble Maintenance	12/31/2019
One Diversified f/k/a/Technical Innovation	Audio/Visual - Theater & Boardroom Equipment	12/31/2021
ThyssenKrupp Elevators	Elevator Maintenance	06/30/2017
Waste Management	Recycling/Trash compactor	05/31/2017
Windstream Nuvox, Inc.	Telephones	M-T-M

C-1

EXHIBIT C-2
PERMITTED OPERATING AGREEMENTS

None.

C-2

EXHIBIT D
TENANT INDUCEMENT COSTS

Tenant	Description	Seller Cost	Buyer Cost
TelX Atlanta	Base Rent + Reimbursements	935,321	-

Total		935,321	-

D-1

EXHIBIT E-1
FORM OF TENANT ESTOPPEL
[Date]
[PURCHASER]
________________
and
250 Williams Street LLC,
c/o Cousins Properties Incorporated
191 Peachtree Street, NE Suite 500
Atlanta, Georgia 30303
Ladies and Gentlemen:
You have informed us of a pending sale of the project commonly known as 250 Williams Street, Atlanta, Georgia (the “Property”).
For $10.00 and other good and sufficient consideration, receipt of which is hereby acknowledged, and for the purposes of providing information to ________________, a _____________________________ (together with its successors and assigns, “Purchaser”), any of the Purchaser’s potential or prospective investors or lenders and each of their respective successors and/or assigns (collectively, “Lenders”) and to 250 Williams Street LLC, a Georgia limited liability company (together with its successors and assigns, “Seller”), regarding the Property and the leased premises (the “Premises”) in which the undersigned is a tenant under that certain lease agreement (the “Lease”) described on Exhibit “A” attached hereto, with (such lessor and its successors and assigns are hereinafter referred to as “Landlord”), for the space identified as Suite _____, covering approximately _____ square feet the undersigned Tenant does hereby certify and agree to Purchaser, Lenders and Seller that:
1.The Lease is in full force and effect, is valid and enforceable according to its terms against Tenant and has not been modified, amended, supplemented or changed in any respect, either orally or in writing.
2.Tenant has accepted possession of the Premises, and all improvements, alterations and other work and parking facilities to be performed or constructed by Landlord under the Lease have been completed as of the date hereof and unconditionally accepted by Tenant.
3.The term of the Lease commenced on and the current term expires on ___________. Tenant has no renewal, extension, right of first offer or right of first refusal, renewal or expansion rights, or purchase options, or any other exclusive rights, except as stated in the Lease.
4.The current monthly installment of fixed or base rent (excluding Tenant’s pro rata share of operating expenses, taxes or insurance costs) is $__________. All rent (including fixed

E-1-1

or base rent, and all additional rent (including, without limitation, Tenant’s pro rata share of operating expenses, taxes or insurance costs) or monthly installments of estimated additional rent (including, without limitation, Tenant’s pro rata share of operating expenses, taxes or insurance costs) has been paid through ___________________.
5.The current amount of security deposit held by Landlord is $__________ which is in the form of [insert: cash or letter of credit, as applicable] and Landlord holds no other deposit or letter of credit from Tenant for security or otherwise.
6.The Tenant (including its guests) is entitled to no parking spaces (whether specified and exclusive or otherwise), except as stated in the Lease.
7.All rent, charges or other payments due Landlord under the Lease have been paid as of the date of this certification, and there have been no prepayments of rent or other obligations, except for the following [if left blank, deemed to be NONE].
8.To the best of Tenant’s knowledge, neither Landlord nor Tenant is in material default under any terms of the Lease nor has any event occurred, which with the passage of time (after notice, if any required by the Lease), would become an event of default under the Lease. No event or condition has occurred, which with the passage of time (after notice, if any, required by the Lease), would give rise to any right or option of Tenant to terminate the Lease or discontinue the operation of business from the Premises.
9.Tenant under the Lease has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification. As of the date hereof, Tenant is not entitled to any partial or total abatement of rent or other amounts due under the Lease.
10.Tenant is the actual occupant in possession and has not assigned, transferred or sublet all or any part of the Premises, except for assignments or subleases listed on Exhibit “A,” if any.
11.The Tenant is not the subject of any pending bankruptcy, insolvency, debtor’s relief, reorganization, receivership or similar proceedings, nor the subject of a ruling with respect to any of the foregoing.
12.Tenant is actually using the Premises for the following purposes: ____________ ___________________________________________________________.
13.Landlord has not granted to Tenant any free rent periods or tenant improvement contributions under the Lease, and Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease, except: ___________________________ [if left blank, deemed to be NONE]
14.Tenant has no options to expand, or extend the term of the Lease except as set forth in the Lease. Tenant has no option or preferred right or right of first refusal to purchase any

E-1-2

portion of the Property except:__________________________________________________ [if left blank, deemed to be NONE].
[FOR USE WITH ROFO ONLY] Notwithstanding anything to the contrary contained in Paragraph _____ of the Lease, Tenant’s Right of First Offer to Purchase granted in Section _____ of the Lease shall not apply to the execution and delivery of any mortgage, deed of trust or other security instrument on the Premises and/or Property, or any collateral assignment of the ownership interests in Purchaser in connection with any loan made to Purchaser, or any affiliate of Purchaser, or a sale under power of sale or a foreclosure sale created by the holder of such mortgage, deed of trust or other security instrument or Equity Pledge, whether such transfer is the Lenders or any designee or nominee of Lenders, if necessary or appropriate to exercise Lenders' interest in the collateral (each, a “Lender Party”) and whether such transfer occurs by virtue of such holder exercising its rights or remedies under any document evidencing the Purchaser’s Loan collectively, as the same have been or from time to time may be amended, varied, extended, supplemented, consolidated, replaced, renewed, modified or restated, the “Loan Documents”) causing a Lender Party to become the beneficial owner of Purchaser, or if such Lender Party becomes the owner of the Premises and/or Property through foreclosure or any other remedy available to such Lender Party under the Loan Documents or otherwise at law or in equity, or by a deed in lieu of any of the foregoing (each, “Exceptions to ROFR”). For purposes of clarity, the Exceptions to ROFR described above are meant to permit Purchaser’s Lender to exercise its interest in collateral granted to such lender related to the Premises and/or Property or an equity interest in the Purchaser, and in exercising its rights under the procedures permitted or required, Purchaser’s Lender may, where necessary or appropriate, appoint designees or nominees to act on its behalf (for example, trustees under a Deed of Trust, local sheriffs, or similar designees) in exercising those rights. Tenant acknowledges that is has waived its Right of First Offer under the Lease.
15.Tenant’s current address for notice under the Lease is _____________________ _______________________________.
16.This certification will be relied upon by the Purchaser, Lenders and Seller and may not be changed, waived or discharged orally, but only by an agreement in writing.
IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the ___ day of     , 2017.

[Tenant]
By: Name: Title:
[ADD SIG BLOCK OF GUARANTOR OF ANY GUARANTY OF LEASE.]

By:
Name:
Title:

E-1-3

E-1-4

EXHIBIT E-2
FORM OF SELLER TENANT LEASE ESTOPPEL
[Date]
[PURCHASER]

Ladies and Gentlemen:
The undersigned, 250 Williams Street LLC, a Georgia limited liability company (together with its successors and assigns, “Landlord”), as the owner of the project commonly known as 250 Williams Street, Atlanta, Georgia (the “Property”), has agreed to provide this estoppel certificate pursuant to the terms of Section 4.6(d) of the Purchase and Sale Agreement dated as of _____, 2017, among Landlord, as seller, and you, as purchaser.
For $10.00 and other good and sufficient consideration, receipt of which is hereby acknowledged, and for the purposes of providing information to __________________________ a _____________________________________ (together with its successors and assigns, “Purchaser”), and any of the Purchaser’s potential or prospective investors or lenders and each of their respective successors and/or assigns (collectively, “Lenders”) regarding the Property and the leased premises (the “Premises”) in which the is a tenant under that certain lease agreement (the “Lease”) described on Exhibit “A” attached hereto, and Landlord is the landlord, for the space identified as Suite _____ , covering approximately _____ square feet, Landlord does hereby certify and agree to Purchaser and Lenders that:
1.The Lease is in full force and effect, is valid and enforceable according to its terms against Tenant and has not been modified, amended, supplemented or changed in any respect, either orally or in writing.
2.Tenant has accepted possession of the Premises, and all improvements, alterations and other work and parking facilities to be performed or constructed by Landlord under the Lease have been completed as of the date hereof and unconditionally accepted by Tenant.
3.The term of the Lease commenced on __________ and the current term expires on __________. Tenant has no renewal, extension, right of first offer or right of first refusal, renewal or expansion rights, or purchase options, or any other exclusive rights, except as stated in the Lease.
4.The current monthly installment of fixed or base rent (excluding Tenant’s pro rata share of operating expenses, taxes or insurance costs) is $__________. All rent (including fixed or base rent, and all additional rent (including, without limitation, Tenant’s pro rata share of operating expenses, taxes or insurance costs) or monthly installments of estimated additional rent (including,

E-2-1

without limitation, Tenant’s pro rata share of operating expenses, taxes or insurance costs)) has been paid through ____________.
5.The current amount of security deposit held by Landlord is $ __________, which is in the form of __________ [insert: cash or letter of credit, as applicable] and Landlord holds no other deposit or letter of credit from Tenant for security or otherwise.
6.The Tenant (including its guests) is entitled to no parking spaces (whether specified and exclusive or otherwise), except as stated in the Lease
7.All rent, charges or other payments due Landlord under the Lease have been paid as of the date of this certification, and there have been no prepayments of rent or other obligations, except for the following _______________ [if left blank, deemed to be NONE].
8.To the best of Landlord’s knowledge, neither Landlord nor Tenant is in material default under any terms of the Lease nor has any event occurred, which with the passage of time (after notice, if any required by the Lease), would become an event of default under the Lease. No event or condition has occurred, which with the passage of time (after notice, if any, required by the Lease), would give rise to any right or option of Tenant to terminate the Lease or discontinue the operation of business from the Premises.
9.To Landlord’s knowledge, Tenant under the Lease has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification. As of the date hereof, Tenant is not entitled to any partial or total abatement of rent or other amounts due under the Lease.
10.To Landlord’s knowledge, Tenant is the actual occupant in possession and has not assigned, transferred or sublet all or any part of the Premises, except for the following assignments or subleases, if any:
.
11.Landlord has not granted to Tenant any free rent periods or tenant improvement contributions under the Lease, and Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease, except: __________________                .
12.Tenant has no options to expand, or extend the term of the Lease except as set forth in the Lease. Tenant has no option or preferred right or right of first refusal to purchase any portion of the Property except:_________.
[FOR USE WITH ROFO ONLY] Notwithstanding anything to the contrary contained in Paragraph _____ of the Lease, Tenant’s Right of First Offer to Purchase granted in Section _____ of the Lease shall not apply to the execution and delivery of any mortgage, deed of trust or other security instrument on the Premises and/or Property, or any collateral assignment of the ownership interests in Purchaser in connection with any loan made to Purchaser, or any affiliate of Purchaser, or a sale under power of sale or a foreclosure sale created by the holder of such mortgage, deed of

E-2-2

trust or other security instrument or Equity Pledge, whether such transfer is the Lenders or any designee or nominee of Lenders, if necessary or appropriate to exercise Lenders' interest in the collateral (each, a “Lender Party”) and whether such transfer occurs by virtue of such holder exercising its rights or remedies under any document evidencing the Purchaser’s Loan collectively, as the same have been or from time to time may be amended, varied, extended, supplemented, consolidated, replaced, renewed, modified or restated, the “Loan Documents”) causing a Lender Party to become the beneficial owner of Purchaser, or if such Lender Party becomes the owner of the Premises and/or Property through foreclosure or any other remedy available to such Lender Party under the Loan Documents or otherwise at law or in equity, or by a deed in lieu of any of the foregoing (each, “Exceptions to ROFR”). For purposes of clarity, the Exceptions to ROFR described above are meant to permit Purchaser’s Lender to exercise its interest in collateral granted to such lender related to the Premises and/or Property or an equity interest in the Purchaser, and in exercising its rights under the procedures permitted or required, Purchaser’s Lender may, where necessary or appropriate, appoint designees or nominees to act on its behalf (for example, trustees under a Deed of Trust, local sheriffs, or similar designees) in exercising those rights. Tenant acknowledges that is has waived its Right of First Offer under the Lease.
13.This certification will be relied upon by Purchaser and Lenders and may not be changed, waived or discharged orally, but only by an agreement in writing.

E-2-3

E-2-4

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the _____ day of _______________, 2017.
[Landlord]
By:

Name:

Title:

E-2-4

EXHIBIT F
FORM OF DEED

This space reserved for recording information

After recording return to:
[______________________________]

LIMITED WARRANTY DEED
STATE OF GEORGIA    )
COUNTY OF FULTON    )

THIS INDENTURE, made as of the __ day of _____, 2017, between ____________, a ___________________ (“Grantor”), and _________________, a ___________________ (“Grantee”), whose mailing address is ___________________.

That Grantor, for the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee, all of Grantor’s interest in and to that certain property more particularly described on Exhibit A attached hereto and made a part hereof, together with the buildings and improvements thereon (collectively, the “Property”).
TO HAVE AND TO HOLD the Property, together with all and singular the rights, members, easements and appurtenances thereof, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.
This Deed and the warranty of title contained herein are made expressly subject to each of the matters set forth in Exhibit B, attached hereto and incorporated herein by reference, without re-imposing any of the same (collectively, the “Permitted Exceptions”).

F-1

Except as to any claims arising from or with respect to the Permitted Exceptions, Grantor will warrant and forever defend the right and title to the Property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.
(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)
IN WITNESS WHEREOF, Grantor has executed this instrument, to be effective as of this ______ day of ______________, 2017.

Signed, sealed and delivered in the presence of: ______________________________ Witness ______________________________ Notary Public My Commission Expires: ______________________________ [NOTARIAL SEAL]	GRANTOR: ____________________, a ______________ By: Name: Title:

F-2

EXHIBIT G
FORM OF GROUND LEASE ASSIGNMENT

SPACE ABOVE THIS LINE FOR RECORDER’S USE

INSTRUMENT PREPARED BY    CROSS REFERENCE:
AND AFTER RECORDING RETURN TO:    [___________________________]
[_______________________________]

ASSIGNMENT AND ASSUMPTION OF GROUND LEASE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
1.___________, a Georgia limited liability company (“Assignor”) does hereby assign, transfer, grant, convey and set over to ______________, a _______________ (“Assignee”), with a warranty of title for against the lawful claims of all persons owning, holding or claiming by, through or under Assignor, but not otherwise, all of its right, title and interest in and to that certain [__________________] (collectively, and as assigned, the “Lease”), covering the leased premises more particularly described in Exhibit A, attached hereto and incorporated herein (the “Property”), to have and to hold the same for and during the rest, residue and remainder of the term of the Lease (the “Assignment”).
2.Assignor hereby grants, bargains, sells, aliens, conveys and confirms unto Assignee, all of Assignor’s right, title and interest in and to the improvements located on the Property, with a warranty of title for against the lawful claims of all persons owning, holding or claiming by, through or under Assignor, but not otherwise, which improvements are and shall remain real property.
3.Assignee hereby accepts the foregoing Assignment and assumes and agrees to perform and observe all of the obligations, covenants, conditions and provisions in the Lease to be performed and observed by the “Office Owner” thereunder, including, without limitation, any unperformed obligations which have accrued as of the date hereof.
4.This Assignment is made expressly subject to each of the matters set forth in Exhibit B, attached hereto and incorporated herein by reference without re-imposing any of the same (collectively, the “Permitted Exceptions”).

5.This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
6.This Assignment shall be governed by and construed in accordance with the laws of the State of Georgia.
7.This Assignment may be executed in any number of identical counterparts, all or any of which may contain the signatures of fewer than all of the parties, and all of which shall be construed together as a single instrument.

[SIGNATURES ON NEXT PAGE]

Dated as of this ______ day of ______________, 2017.

Signed, sealed and delivered in the presence of: ______________________________ Witness ______________________________ Notary Public My Commission Expires: ______________________________ [NOTARIAL SEAL]	ASSIGNOR: ____________________, a ______________ By: Name: Title:
Signed, sealed and delivered in the presence of: ______________________________ Witness ______________________________ Notary Public My Commission Expires: ______________________________ [NOTARIAL SEAL]	ASSIGNEE: ____________________, a ______________ By: Name: Title:

EXHIBIT H
FORM OF TENANT LEASE ASSIGNMENT
ASSIGNMENT OF LANDLORD’S INTEREST IN LEASES
THIS ASSIGNMENT OF LANDLORD’S INTEREST IN LEASES (“Assignment”) is executed and entered into by and between _________________________, a ________________ (“Assignor”), and ___________________, a ___________________ (“Assignee”).
WITNESSETH:
WHEREAS, Assignor is the owner or ground lessee of certain real property and improvements situated in Fulton County, Georgia, and described more particularly on Exhibit A attached hereto (“Property”); and
WHEREAS, simultaneously with the execution and delivery hereof Assignor is executing and delivering to Assignee certain instruments granting and conveying Assignor’s interest in and to the Property to Assignee; and
WHEREAS, Assignor, or Assignor’s predecessors in title, have heretofore entered into various tenant leases encumbering the Property, including, without limitation, the tenant leases described in Exhibit B attached hereto and by this reference made a part hereof (“Tenant Leases”); and
WHEREAS, Assignor desires to assign and transfer to Assignee all of the rights and benefits of Assignor in and to the Tenant Leases upon the terms hereinafter set forth.
NOW, THEREFORE, for and in consideration of the sum of TEN DOLLARS ($10) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER, CONVEY and DELIVER unto Assignee, its legal representatives, successors and assigns, all of the rights, powers, privileges and interests of Assignor in and to any and all the Tenant Leases.
By acceptance hereof Assignee assumes and shall become obligated to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation that may accrue and become performable, due or owing after the effective date hereof by Assignor under the terms, provisions and conditions of the Tenant Leases.
This Assignment is binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

H-1

EXECUTED the      day of     , 201___.
ASSIGNOR:
,
a

By: Cousins Properties Incorporated,
    a Georgia corporation, its sole member
By:
Name:
Title:

ASSIGNEE:
,
a

By:
Its:
Printed Name:

H-2

EXHIBIT I
FORM OF BILL OF SALE
BLANKET CONVEYANCE, BILL OF SALE AND ASSIGNMENT

By certain recordable instruments of even date herewith, ______________________, a ___________________ (“Assignor”), conveyed to ______________________, a ___________________ (“Assignee”), Assignor’s interest in the property (“Real Property”) described on Exhibit A attached hereto and made a part hereof for all purposes, together with all improvements located thereon.
It is the desire of Assignor hereby to assign, transfer and convey to Assignee Assignor’s interest in the Personal Property and the Intangibles, except for the Tenant Leases, which are assigned pursuant to a separate Assignment of Landlord’s Interest in Leases, and the Ground Lease Documents, which are assigned pursuant to a separate Ground Lease Assignment.
NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10) and other good and valuable consideration, in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER, CONVEY and DELIVER to Assignee and Assignee’s successors, legal representatives and assigns, all of Assignor’s right, title and interest, if any, in and to the Personal Property and Intangibles.
ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PERSONAL PROPERTY OR THE INTANGIBLES. BY ITS ACCEPTANCE OF THIS BILL OF SALE, ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE PERSONAL PROPERTY AND THE INTANGIBLES AND ACCEPTS SAME IN THEIR PRESENT CONDITION, “AS IS” AND “WITH ALL FAULTS” SUBJECT TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THE AGREEMENT (AS DEFINED BELOW).
By acceptance hereof Assignee assumes and will become obligated to keep, fulfill, observe, perform and discharge each and every covenant, duty, debt and obligation that may accrue and become performable, due or owing after the effective date hereof by Assignor under the terms, provisions and conditions of the instruments evidencing the Intangibles.
This Blanket Conveyance, Bill of Sale and Assignment and the provisions herein contained shall be binding upon and inure to the benefit of the Assignee and the Assignor and their respective successors and assigns.

I-1

Capitalized terms used but not defined herein shall have the meanings given them in the Purchase and Sale Agreement (the “Agreement”) between Assignor and Assignee dated ________________, 2017.
EXECUTED the      day of     , 201_.

ASSIGNOR:
,
a

By: Cousins Properties Incorporated,
    a Georgia corporation, its sole member
By:
Name:
Title:

ASSIGNEE:
,
a

By:
Its:
Printed Name:

I-2

EXHIBIT J-1
GROUND LEASE DOCUMENTS
That certain unrecorded lease as evidenced by Memorandum of Lease by and among Mrs. Ruth S. Barrett, formerly Mrs. Ruth S. Kerlin, of Fulton County, Georgia; Sunshine Parking, Inc., a Tennessee corporation qualified to do business in the State of Georgia and Kellett & Co. Real Estate, Weyman & Co., and C. G. Aycock Realty Co., of Fulton County, Georgia, dated September 5, 1968, filed for record September 9, 1968, and recorded in Deed Book 4953, Page 322, aforesaid records; as assigned by that certain Assignment and Assumption of Leases by and between United Parking, Inc., a Georgia corporation and Capital Central Corporation, a Georgia corporation, dated October 1, 1984, filed for record December 6, 1984, and recorded in Deed Book 9284, Page 312, aforesaid records; as assigned by that certain Assignment and Assumption of Leases by and between Capital Central Corporation, a Georgia corporation and Central Acquisition Associates, Ltd., a Georgia limited partnership, dated December 20, 1984, filed for record December 21, 1984, and recorded in Deed Book 9311, Page 281, aforesaid records; as assigned by that certain Assignment and Assumption of Leases by and between Capital Acquisition Associates, Ltd., a Georgia limited partnership and Inforum, Ltd., a Georgia limited partnership, dated May 28, 1985, filed for record July 30, 1985, and recorded in Deed Book 9633, Page 391, aforesaid records; as amended by that certain First Amendment to Lease Agreement by and between Mrs. Ruth S. Harris, formerly Mrs. Ruth S. Barrett and formerly Mrs. Ruth S. Kerlin, of Fulton County, Georgia and Inforum, Ltd., a Georgia limited partnership, dated June 1, 1986, filed for record June 30, 1986, and recorded in Deed Book 10188, Page 154, aforesaid records; as assigned by that certain Transfer and Assignment of Lease by and between Inforum, Ltd., a Georgia limited partnership and Inforum Associates, a Georgia general partnership in the form of a joint venture composed of Inforum, Ltd. and The Equitable Life Assurance Society of the United States, a New York Corporation, dated October 20, 1987, filed for record October 21, 1987, and recorded in Deed Book 11131, Page 245, aforesaid records; as assigned by that certain Quit-Claim Deed by and between Inforum Associates, a Georgia general partnership in the form of a joint venture in which The Equitable Life Assurance Society of the United States and Equitable JVS, Inc., are the sole venturers and The Equitable Life Assurance Society of the United States, a New York Corporation, dated December 30, 1994, filed for record December 30, 1994, and recorded in Deed Book 19109, Page 220, aforesaid records; as assigned by that certain Assignment of Lease from Trust Company Bank as Executor of the Estate of Mrs. Ruth S. Harris, Deceased to James Arogeti, dated September 30, 1988, filed for record October 4, 1988, and recorded in Deed Book 11937, Page 217, aforesaid records; as assigned by that certain Assignment of Lease from James Arogeti to Jeanette Arogeti, dated September 30, 1988, filed for record December 12, 1988, and recorded in Deed Book 12111, Page 141, aforesaid records; as assigned by that certain Quit-Claim Deed by and between James Arogeti and Jeanette Arogeti and A & A Associates, L.P., a Georgia limited partnership, dated December 31, 1991, filed for record April 6, 1992, and recorded in Deed Book 15193, Page 348, aforesaid records; as assigned by that certain Assignment of Lease by and among A & A Associates, a Georgia limited partnership whose sole general partners are James Arogeti and Jeanette Arogeti and Robert J. Arogeti, Joel S. Arogeti, Jane A. Durham and Barbara Arogeti, not as individuals but as Trustees of the Argo Charitable Lead Trust, dated April 1, 1995, filed for record May 30, 1995, and recorded in Deed Book 19611, Page 133, aforesaid records; as assigned by that certain Agreement of Assignment and Assumption of Ground Lease by and between Equitable Life Assurance Society of the United States, a New York corporation and Cousins Properties Incorporated, a Georgia corporation, dated June 30, 1999, filed for record June 30, 1999, and recorded in Deed Book 26975, Page 85, aforesaid records; as affected by that certain Quitclaim Deed by and between The Equitable Life Assurance Society of the United States, a New York corporation and Cousins Properties Incorporated, a Georgia corporation, dated June 30, 1999, filed for record June 30, 1999, and recorded in Deed Book 26975, Page 93, aforesaid records; as affected by that certain Agreement of Ground Lessor by and among Robert J. Arogeti, Joel S. Arogeti, Jane A. Durham and Barbara J. Arogeti, as Trustees of the Argo Charitable Lead Trust; JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America and Cousins Properties Incorporated, a Georgia corporation, dated August 31, 2007, filed for record September 4, 2007, and recorded in Deed Book 45629, Page 89, aforesaid records; and as assigned by that certain Agreement of Assignment and Assumption of Ground Lease by and between Cousins Properties Incorporated, a Georgia corporation and 250 Williams Street LLC, a Georgia limited liability company, dated August 31, 2007, filed for record September 4, 2007, and recorded in Deed Book 45629, Page 154, aforesaid records.

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EXHIBIT J-2
FORM OF GROUND LEASE ESTOPPEL
[Date]
[PURCHASER]

and
250 Williams Street LLC
c/o Cousins Properties Incorporated
191 Peachtree Street, NE
Suite 500
Atlanta, Georgia 30303
Re:    (i)    Lease between Argo Charitable Lead Trust, as lessor, as amended by the First Amendment thereto and as assigned and transferred, and Inforum, Ltd. et al., as lessee, respecting property located along Williams Street in Atlanta, Georgia (the “Lease”);
(ii)    Assignment of Leasehold Estate created by the Lease from Cousins Properties Incorporated (the “Lessee”) to _________________ or its assigns (the “Purchaser”) pursuant to that certain Purchase and Sale Agreement dated April __, 2017 by and between Lessee and Purchaser (the “Purchase Agreement”).
Ladies and Gentlemen:
The undersigned is/are the Lessor(s) under the Lease and have been advised that Purchaser proposes to purchase the leasehold estate of Lessee under the Lease and to accept from Lessee an assignment by Lessee of its rights as lessee or tenant under the Lease pursuant to the Purchase Agreement. In connection with that transaction, Purchaser and Lessee have, and do hereby, request that the undersigned make certain certifications relative to the Lease.
Therefore, the undersigned hereby certify(ies) to Purchaser and Lessee as follows:
1.The Lease has not been modified or amended except as set forth herein. A true, correct and complete copy of the Lease is attached hereto as Exhibit A and made a part hereof.
2.The undersigned is/are the present Lessor(s) under the Lease and the owner(s) of the property now demised under the Lease (the “Property”) free and clear of all encumbrances except for the Lease and the title exceptions set forth in the Lease, if any, and any matters of record which are subordinate to the Lease. Lessee is the present Lessee under the Lease

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3.The Lease is in full force and effect and constitutes the complete agreement between the undersigned and Lessee.
4.To the best knowledge of the undersigned, Lessee, as of the date hereof, has fully performed all of its obligations under the Lease and is not in default thereunder; and no event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Lessee under the Lease.
5.The term of the Lease commenced on February 1, 1969, and shall expire (unless extended as in the Lease provided) on January 31, 2068.
6.Lessee is not in default in making any payments of rent and other charges in accordance with the provisions of the Lease. All rental has been paid to and including the period ending _______________.
7.The undersigned, as Lessor under the Lease or individually, has not assigned or granted to any party, other than Lessee (as lessee thereunder), any interest in the Lease.
8.The undersigned has/have the full power and authority to execute this Agreement.
9.The undersigned acknowledge and agree that the Purchaser and Lessee will rely on this certificate in connection with the acquisition by Purchaser of the interest in the Lease from the Lessee.
IN WITNESS WHEREOF, the undersigned each have caused this statement to be duly executed as of the day and year first above written.

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EXHIBIT J-3
FORM OF SELLER GROUND LEASE ESTOPPEL
[Date]
[PURCHASER]

Re:    (i)    Lease between Argo Charitable Lead Trust, as lessor, as amended by the First Amendment thereto and as assigned and transferred, and Inforum, Ltd. et al., as lessee, respecting property located along Williams Street in Atlanta, Georgia (the “Lease”);
(ii)    Assignment of Leasehold Estate created by the Lease from Cousins Properties Incorporated (the “Lessee”) to _________________ or its assigns (the “Purchaser”) pursuant to that certain Purchase and Sale Agreement dated April __, 2017 by and between Lessee and Purchaser (the “Purchase Agreement”).
Ladies and Gentlemen:
The undersigned is the Lessee. In connection with the purchase of the leasehold estate of Lessee under the Lease by Purchaser and the assignment by Lessee of its rights as lessee or tenant under the Lease to Purchaser pursuant to the Purchase Agreement, Lessee makes the following certifications relative to the Lease.
Therefore, the undersigned hereby certifies to Purchaser as follows, in each case to the best of Lessee’s knowledge:

1.	The Lease has not been modified or amended except as set forth herein. A true, correct and complete copy of the Lease is attached hereto as Exhibit A and made a part hereof.

2.
___________ is/are the present Lessee under the Lease and the owner(s) of the property now demised under the Lease (the “Property”) free and clear of all encumbrances except for the Lease and the title exceptions set forth in the Lease, if any, and any matters of record which are subordinate to the Lease.

3.	The Lease is in full force and effect and constitutes the complete agreement between the undersigned and Lessor.

4.
Lessee, as of the date hereof, has fully performed all of its obligations under the Lease and is not in default thereunder; and no event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Lessee under the Lease.

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5.	The term of the Lease commenced on February 1, 1969, and shall expire (unless extended as in the Lease provided) on January 31, 2068.

6.	Lessee is not in default in making any payments of rent and other charges in accordance with the provisions of the Lease. All rental has been paid to and including the period ending _______________.

7.	The undersigned has the full power and authority to execute this Agreement.

8.	The undersigned acknowledge and agree that Purchaser will rely on this certificate in connection with the acquisition by Purchaser of the interest in the Lease from the Lessee.
The certifications made by Lessee herein shall be subject to the limitations set forth in Section 5.3 of the Purchase Agreement, as if such certifications were representations made in Section 5.2 of the Purchase Agreement.
IN WITNESS WHEREOF, the undersigned have caused this statement to be duly executed as of the day and year first above written.

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EXHIBIT K
FORM OF SEC S-X 3-14 LETTER
We are providing this letter in connection with your audit of the historical statement of certain revenues and certain expenses of the American Cancer Society Center, located in Atlanta, Georgia (the “Property”) for the purpose of expressing an opinion as to whether the historical statement presents fairly, in all material respects, certain revenues and certain expenses for the year ended December 31, 2016 of the Property in conformity with accounting principles generally accepted in the United States of America and in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

i.    The detailed trial balance of the Property provided to you and the Buyer as of and for the year ended December 31, 2016 is fairly stated in accordance with the accounting principles and practices of Cousins Properties Incorporated.

ii.    We have made available to you all financial records and related data associated with the Property that you and the Buyer have reasonably requested in connection with your audit.

iii.    There are no material transactions, agreements or accounts with respect to the Property that have not been properly recorded in the trial balance referred to above.

iv.    Cousins Properties Incorporated maintained effective internal control over financial reporting as of December 31, 2016.

_______________________________
(CAO Signature and Title)

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EXHIBIT L-1
FORM OF BRIDGE ESTOPPEL
[Date]
[PURCHASER]

and
250 Williams Street LLC
c/o Cousins Properties Incorporated
191 Peachtree Street, NE
Suite 500
Atlanta, Georgia 30303
Re:    Bridge Agreement, by and among the City of Atlanta, a municipal corporation organized and existing pursuant to the laws of the State of Georgia; the Atlanta Apparel Mart, a limited partnership organized and existing pursuant to the laws of the State of Georgia and Inforum, Ltd., a Georgia limited partnership, dated August 31, 1987, filed for record September 8, 1987, and recorded in Deed Book 11051, Page 100, aforesaid records; as re-recorded on October 20, 1987 in Deed Book 11128, Page 89, aforesaid records; and as affected by that certain Agreement Re-Modification of Bridge Agreement by and between AMC, Inc., a Georgia corporation and The Equitable Life Assurance Society of the United States, a New York corporation, dated April 22, 1999, filed for record June 30, 1999, and recorded in Deed Book 26975, Page 81, aforesaid records (the “Bridge Agreement”).
Ladies and Gentlemen:
The undersigned is the successor to the “Mart” under the Bridge Agreement and the current owner of the “Mart Property” described in the Bridge Agreement and has been advised that ___________ or its assigns (either, the “Purchaser”) proposes to purchase that certain real property described in the Bridge Agreement as the “Inforum” pursuant to that certain Purchase and Sale Agreement dated April __, 2017 by and between 250 Williams Street LLC (“Cousins”) and Purchaser (the “Purchase Agreement”). In connection with that transaction, Cousins and Purchaser have, and do hereby, request that the undersigned make certain certifications relative to the Lease.
Therefore, the undersigned hereby certify(ies) to Purchaser and Cousins as follows:

1.	The Bridge Agreement has not been modified or amended except as set forth herein.

2.	The undersigned is/are the present owners of the property described as the “Mart Property” in the Bridge Agreement.

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3.	The Bridge Agreement is in full force and effect and constitutes the complete agreement between the undersigned and Cousins with respect to the bridge.

4.
To the best knowledge of the undersigned, Cousins, as of the date hereof, has fully performed all of its obligations under the Bridge Agreement and is not in default thereunder; and no event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Cousins under the Bridge Agreement.

5.	The undersigned has/have the full power and authority to execute this Agreement.

6.	The undersigned acknowledge and agree that the Purchaser and Cousins will rely on this certificate in connection with the acquisition by Purchaser of the Inforum Property from the Cousins.
IN WITNESS WHEREOF, the undersigned each have caused this statement to be duly executed as of the day and year first above written.

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EXHIBIT L-2
FORM OF SELLER BRIDGE ESTOPPEL

[PURCHASER]

Re:    Bridge Agreement, by and among the City of Atlanta, a municipal corporation organized and existing pursuant to the laws of the State of Georgia; the Atlanta Apparel Mart, a limited partnership organized and existing pursuant to the laws of the State of Georgia and Inforum, Ltd., a Georgia limited partnership, dated August 31, 1987, filed for record September 8, 1987, and recorded in Deed Book 11051, Page 100, aforesaid records; as re-recorded on October 20, 1987 in Deed Book 11128, Page 89, aforesaid records; and as affected by that certain Agreement Re-Modification of Bridge Agreement by and between AMC, Inc., a Georgia corporation and The Equitable Life Assurance Society of the United States, a New York corporation, dated April 22, 1999, filed for record June 30, 1999, and recorded in Deed Book 26975, Page 81, aforesaid records (the “Bridge Agreement”).
Ladies and Gentlemen:
250 Williams Street LLC (“Cousins”) is the successor to the “Inforum” under the Bridge Agreement and the current owner of the “Inforum Property” described in the Bridge Agreement and has entered into that certain Purchase and Sale Agreement dated April __, 2017 (the “Purchase Agreement”) by and between Cousins and ________ (the “Purchaser”) for the sale of the “Inforum Property.”
Cousins hereby certifies to Purchaser as follows, in each case to the best of Cousins’ knowledge:

1.	The Bridge Agreement has not been modified or amended except as set forth herein.

2.	___________________ (the “Mart Owners”) is/are the present owners of the property described as the “Mart Property” in the Bridge Agreement.

3.	The Bridge Agreement is in full force and effect and constitutes the complete agreement between Cousins and the Mart Owners with respect to the bridge.

4.
Cousins, as of the date hereof, has fully performed all of its obligations under the Bridge Agreement and is not in default thereunder; and no event has occurred which with the giving of notice or passage of time, or both, would constitute a default by Cousins under the Bridge Agreement.

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5.	The undersigned has/have the full power and authority to execute this Agreement.

6.	The undersigned acknowledge and agree that the Purchaser will rely on this certificate in connection with the acquisition by Purchaser of the Inforum Property from the Cousins.
The certifications made by Cousins herein shall be subject to the limitations set forth in Section 5.3 of the Purchase Agreement, as if such certifications were representations made in Section 5.2 of the Purchase Agreement.
IN WITNESS WHEREOF, the undersigned each have caused this statement to be duly executed as of the day and year first above written.

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SCHEDULE 5.1(b)
SCHEDULE OF PENDING ACTIONS

None.

Schedule (b)
38925041.12